Exhibit 10.6

Pension Plan for Employees of

Amphenol Corporation

(Amended and Restated as of January 1, 2016)

PENSION PLAN FOR EMPLOYEES OF

AMPHENOL CORPORATION

This Plan document restates the Pension Plan for Employees of Amphenol Corporation that was effective January 1, 2011, by incorporating the First Amendment generally effective May 23, 2012, the Second Amendment effective August 14, 2012, the Third Amendment effective December 19, 2012,  the Fourth Amendment effective January 1, 2013, the Fifth Amendment generally effective September 1, 2013, the Sixth Amendment generally effective June 26, 2013, and the Seventh Amendment, generally effective January 1, 2015.

ARTICLE I. 3
ELIGIBILITY		3
1.1	Eligibility	3
ARTICLE II. 4
EMPLOYER CONTRIBUTIONS		4
2.1.	Payment of Contributions:	4
2.2.	Limitation on Contribution:	4
2.3.	Time of Payment:	4
2.4.	No Additional Liability:	4
ARTICLE III. 5
EMPLOYER CONTRIBUTIONS	5
3.1.	Required Contributions:	5
ARTICLE IV. 6
PLAN BENEFITS	6
4.1.	Plan Benefits:	6
4.2.	Minimum Benefit for Top-Heavy Plan:	9
4.3.	Non-Duplication of Benefits:	10
4.4.	Transfers, Service with Affiliated Employers:	11
ARTICLE V. 12
LIMITATIONS ON BENEFITS	12
5.2	Minimum Funding Requirements.	12
5.3	Funding Based Restrictions.	12
ARTICLE VI. 21
VESTING		21
6.1.	Vesting Rights:	21
6.2.	Top-Heavy Vesting:	21
6.3.	Service Computation Period; Service Credit	21
6.4.	Amendment of Vesting Schedule:	21
6.5.	Amendments Affecting Vested and/or Accrued Benefit.	22

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6.6.	No Divestiture for Cause:	22
ARTICLE VII.		23
PAYMENT OF BENEFITS	23
7.1.	Notice:	23
7.1A	Right to Elect Retroactive Annuity Start Date:	23
7.2.	Waiver of Thirty (30) Day Notice Period:	24
7.3.	Form of Payment.	24
7.4.	Actuarial Equivalent Benefit:	25
7.5.	Payment Without Participant Consent:	25
7.6.	Restrictions on Immediate Distributions:	26
7.7.	Limitation of Benefits on Plan Termination:	27
7.8.	Early Plan Termination Restrictions:	28
7.9.	Suspension of Benefits:	31
7.11.	Minimum Distribution Requirements:	33
7.12.	TEFRA Election Transitional Rule:	36
7.13.	Distribution of Death Benefit	37
7.14.	Date Distribution Deemed to Begin:	39
7.15.	Distribution Pursuant to Qualified Domestic Relations Orders:	39
7.16.	Payment to a Person Under a Legal Disability:	39
7.17.	Unclaimed Benefits Procedure:	40
7.18.	Direct Rollovers:	40
7.19	Certain Highly Compensated Employees:	41
ARTICLE VIII.		42
JOINT AND SURVIVOR ANNITY REQUIREMENTS	42
8.1.	Applicability Of Provisions:	42
8.2.	Payment Of Qualified Joint and Survivor Annuity:	42
8.3.	Payment Of Qualified Pre-Retirement Survivor Annuity:	42
8.4.	Notice Requirements For Qualified Joint and Survivor Annuity:	42
8.5.	Notice Requirements For Qualified Pre-Retirement Survivor Annuity:	43
8.6.	Qualified Election:	44
8.7	Election Period:	45
8.8.	Pre-age Thirty-five (35) Waiver:	45
8.9.	Transitional Joint and Survivor Annuity Rules:	45

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ARTICLE IX. 47
QUALIFIED DOMESTIC RELATIONS ORDERS	47
9.1.	Qualified Domestic Relations Orders:	47
ARTICLE X. 50
TRANSFERS FROM OTHER QUALIFIED PLANS; DIRECT ROLLOVERS	50
10.1.	Transfers From Other Qualified Plans; Direct Rollovers:	50
ARTICLE XI. 51
TRANSFERS; SERVICE WITH AFFILIATED EMPLOYERS	51
11.1.	Transfers:	51
ARTICLE XII.		52
AMENDMENT, TERMINATION, MERGER OR CONSOLIDATION	52
12.1.	Amendment of the Plan:	52
12.2.	Termination:	52
12.3.	Merger or Consolidation of the Plan:	56
ARTICLE XIII.		57
PARTICIPATING EMPLOYERS	57
13.1.	Adoption by Other Employers:	57
13.2.	Requirements of Participating Employers:	57
13.3.	Designation of Agent.	57
13.4.	Employee Transfers.	58
13.5.	Participating Employer’s Contribution:	59
13.6.	Discontinuance of Participation:	60
13.7.	Plan Administrator’s Authority:	60
ARTICLE XIV.		61
ADMINISTRATION OF THE PLAN	61
14.1.	Appointment of Plan Administrator and Trustee:	61
14.2.	Plan Administrator:	61
14.3.	Delegation of Powers:	61
14.4.	Trust Agreement	62
14.5.	Appointment of Advisers:	62

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14.6.	Records and Reports:	62
14.7.	Information from Employer:	63
14.8.	Majority Actions:	63
14.9.	Expenses:	63
14.10.	Discretionary Acts:	63
14.11.	Responsibility of Fiduciaries:	63
14.12.	Indemnity by Employer:	64
14.13.	Claims Procedure:	64
14.14	Recovery of Benefit Overpayments:	65
ARTICLE XV.		66
GENERAL		66
15.1.	Bonding:	66
15.2.	Action by the Employer:	66
15.3.	Employment Rights:	66
15.4.	Nonalienation of Benefits.	66
15.5.	Governing Law:	68
15.6.	Conformity to Applicable Law:	68
15.7.	Usage:	68
15.8.	Legal Action:	68
15.9.	Exclusive Benefit:	69
15.10.	Prohibition Against Diversion of Funds:	69
15.11.	Return of Contribution:	69
15.12.	Employer’s Protective Clause:	70
15.13.	Insurer’s Protective Clause:	70
15.14.	Receipt and Release for Payments:	70
15.15.	Headings:	70
ARTICLE XVI.		71
DEFINITIONS		71
16.1	Accrued Benefit:	71
16.2.	Actuarial Equivalent:	71
16.3.	Administrative Committee:	72
16.4.	Affiliated Employer:	72
16.5.	Aggregation Group:	72

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16.6.	Anniversary Date:	73
16.7.	Annual Benefit:	73
16.8.	Annuity:	74
16.9.	Annuity Starting Date:	74
16.10.	Average Monthly Compensation:	74
16.11.	Beneficiary:	74
16.12.	Break in Service:	75
16.15.	Controlled Group:	80
16.16.	Determination Date:	80
16.17.	Direct Rollover:	80
16.18.	Disability:	80
16.19.	Distributee:	80
16.20.	Earliest Retirement Date:	80
16.21.	Early Retirement Age:	80
16.22.	Early Retirement Date:	80
16.23.	Eligible Class:	80
16.26.	Employee:	85
16.33.	Foreign Subsidiary:	86
16.35	Highly Compensated Employee:	86
16.36.	Highly Compensated Participant:	88
16.37.	Hours of Service:	88
16.38.	Inactive Participants:	90
16.39.	Key Employee:	90
16.40.	Late Retirement Date:	90
16.41.	Leased Employee:	90
16.47.	Normal Retirement Date:	92
16.48.	Participant:	92
16.49.	Participating Employer:	92
16.50.	Period of Military Duty:	92
16.51.	Period of Service:	92
16.52.	Period of Severance:	92
16.53	Plan:	92
16.54.	Plan Administrator:	94
16.55.	Plan Year:	94
16.56.	Predecessor Employer:	94

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16.57.	Present Value of Accrued Benefit:	94
16.58.	Primary Social Security Retirement Benefit:	94
16.59.	Qualified Domestic Relations Order:	95
16.60.	Qualified Joint and Survivor Annuity:	95
16.61.	Qualified Pre-Retirement Survivor Annuity:	95
16.62.	Re-employment Commencement Date:	96
16.63.	Re-entry Date:	96
16.64.	Regulation:	96
16.65.	Retirement:	96
16.72.	Top-Heavy Ratio:	97
16.73.	Top-Paid Group:	99
16.74.	Trust Agreement.	100
16.75.	Trust Fund.	100
16.76.	Trustee.	100
16.77.	Valuation Date.	100
16.78.	Year of Accrual Service:	100
16.79.	Year of Eligibility Service:	100
16.80.	Year of Service:	100
16.81.	Year of Vesting Service:	100

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PENSION PLAN FOR EMPLOYEES OF

AMPHENOL CORPORATION

PREAMBLE

The Board of Directors of AMPHENOL CORPORATION, a Delaware corporation, approved and adopted a defined benefit pension plan for certain Employees, effective as of December 31, 1997, which amended and restated the Salaried Employees Pension Plan of the Amphenol Corporation, as previously amended effective January 1, 1989 (hereinafter referred to as the “Predecessor Plan”); and which now serves as the single plan to pay benefits to Employees previously participating in certain other plans maintained by the Employer or its affiliates, which plans were merged and consolidated into the Plan effective as of December 31, 1997.

Prior to December 31, 1997, Amphenol Corporation and certain of its affiliates maintained the following defined benefit pension plans for eligible employees:

•	Salaried Employee’s Pension Plan of the Amphenol Corporation
•	The Hourly Employees’ Pension Plan of Amphenol Corporation
•	Pension Plan for Hourly Paid Employees of Chatham Cable Company
•	Pyle-National Retirement Plan for Salaried Employees
•	LPL Technologies Inc. Retirement Plan
•	Pyle-National Retirement Plan for Hourly Employees
•	Pension Plan for Salaried Employees of the Sidney Division of the Amphenol Corporation
•	Pension Plan for Hourly Employees of the Sidney Division of the Amphenol Corporation

All of the aforesaid plans were merged and consolidated effective as of December 31, 1997.  All benefits previously provided under the plans are provided under the Plan subsequent to the merger and consolidation.  All assets of the plans were transferred to the Plan and Trust and are, on an ongoing basis, available to pay benefits to employees and their beneficiaries;

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The Employer continues to desire to retain the distinct benefit structures that applied to the participants of the plans prior to the merger and consolidation to the greatest extent possible.  To accomplish this, the Plan document cross-references certain Exhibits which constitute the text of the pre-merger plans with subsequent amendments.  The persons eligible to participate in the Plan are defined by the language of the Plan document which cross-references the Exhibits.  To the extent there is a discrepancy between the Plan document and any Exhibit with respect to any matter, including but not limited to the definition of the Eligible Class of employees, the Plan document will govern.  The Exhibits do not reflect amendments required to be made pursuant to the applicable laws referenced on the cover page.  All such amendments have been made to the Plan document, and apply to the Exhibits.  In other respects, to the extent practicable the Exhibits shall govern the nature, form and timing of benefits under the Plan.

It is the intention of Amphenol Corporation to restate the Plan as of the date set forth on the cover page, and that the Plan continue to meet the requirements of Section 401(a) of the Internal Revenue Code.

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ARTICLE I.

ELIGIBILITY

1.1        Eligibility

(a)        General. An Employee shall be eligible to participate in this Plan only to the extent that he or she is in an Eligible Class.  Except as otherwise provided in subsection (b) below, the terms and conditions of eligibility shall be determined by reference to the Exhibit attached hereto which corresponds to the Employee’s Eligible Class.

(b)        January 1, 2007 Plan Freeze.  Notwithstanding any provision of this Plan, including any applicable Exhibit, to the contrary, no salaried Employee shall become a Participant in the Plan after December 31, 2006.  An Inactive Participant who is reemployed by the Employer or a Participating Employer as a salaried Employee after December 31, 2006 shall not accrue additional benefits under the Plan.

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ARTICLE II.

EMPLOYER CONTRIBUTIONS

2.1.        Payment of Contributions:  The Employer shall contribute to the Plan from time to time such amounts as the Plan Administrator and the Employer shall determine are necessary to provide Plan benefits.  Such amounts shall be determined under accepted actuarial methods and assumptions, and may be contributed in cash or property.

2.2.        Limitation on Contribution:  Notwithstanding the foregoing, the Employer’s contribution for any Plan Year will not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404, except to the extent necessary to satisfy the minimum funding standard required under Code Section 412 or to correct an error, in which event, the Employee shall make a contribution to the Plan even if it causes the limitation under Code Section 404 to be exceeded.

2.3.        Time of Payment:  The Employer will pay to the Trustee its contribution to the Plan for each Plan Year, within the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year.  In no event, however, will payment to the Trustee be made after the expiration of the time limit prescribed for satisfaction of the minimum funding requirements of Code Section 412.

2.4.        No Additional Liability:  The pension benefits to be provided under the Plan shall be only such as can be provided by the assets of the Trust Fund and, except as provided by law, there shall be no liability or obligation on the part of the Employer to make any further contributions to the Plan in the event of its termination.  Except as otherwise required by ERISA or other applicable law, no liability for the payment of benefits hereunder shall be imposed upon the Employer, or the officers, directors or stockholders of the Employer.

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ARTICLE III.

EMPLOYER CONTRIBUTIONS

3.1.        Required Contributions:  The amount of contributions required of Participants as a condition for receiving benefits provided hereunder shall be determined by reference to the Exhibit that corresponds to the Participant’s classification and status.

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ARTICLE IV.

PLAN BENEFITS

4.1.        Plan Benefits:

(a)        General.  A Participant’s benefits, including death and disability benefits, shall be determined by reference to the Exhibit corresponding to the Participant’s classification and status; provided, however, notwithstanding any provision of this Plan to the contrary, including any applicable Exhibit, (i) effective December 12, 1994, benefits with respect to qualified military service will be provided in accordance with section 414(u) of the Code, and (ii) effective January 1, 2007, benefits for Participants in salaried portions of the Plan, including death and disability benefits, shall be subject to the modifications set forth in this Section 4.1.

(b)        Definitions.

(i)        Grandfathered Participant.  A Participant in a salaried portion of the Plan who, as of December 31, 2006, is actively employed (including on short term disability or an authorized leave of absence) or on long term disability at a participating division or location of Amphenol Corporation or a Participating Employer and is either:

a.        age 50 or older, with 15 or more Years of Vesting Service; or

b.        has 25 or more Years of Vesting Service.

Solely for purposes of determining a Participant’s grandfathered status pursuant to this Section, Years of Vesting Service shall be determined using the rules set forth in the applicable Exhibit; provided, however, that references therein to, and provisions of, prior plan documents shall be disregarded.

(ii)        Non-Grandfathered Participant.  A Participant in a salaried portion of the Plan who is not a Grandfathered Participant.

(c)        Accrued Benefit.  Effective December 31, 2006, a Non-Grandfathered Participant’s Accrued Benefit shall be frozen.  The following limitations shall apply when determining the Accrued Benefit of a Non-Grandfathered Participant under the Exhibit corresponding to the Non-Grandfathered Participant’s classification and status:

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(i)        Compensation.  No Compensation paid after December 31, 2006 shall count under the Plan when determining a Non-Grandfathered Participant’s Average Monthly Compensation.

(ii)        Years of Accrual Service.  No period of employment with the Employer or a Participating Employer after December 31, 2006 shall count under the Plan when determining a Non-Grandfathered Participant’s Years of Accrual Service.

(iii)       Primary Social Security Retirement Benefit.  The Primary Social Security Retirement Benefit of a Non-Grandfathered Participant shall be determined as of December 31, 2006.

The foregoing freeze shall not apply to Grandfathered Participants.

(d)        Amphenol Salaried (Exhibit A) Disability Benefit.  Effective January 1, 2007, no Participant shall be eligible to commence a disability retirement benefit pursuant to Section 4.5 of Exhibit A.  Effective January 1, 2007, a Grandfathered Participant who participates in the Amphenol Salaried portion of the Plan, shall be eligible for the disability retirement benefit set forth in Section 4.6 of Exhibit C if he or she meets the requirements thereof, provided that the amount of his or her disability retirement benefit at Normal Retirement Date or Early Retirement Date, which shall include supplemental credits for the period of disability, shall otherwise be determined in accordance with Section 4.1 or 4.3 of Exhibit A, as applicable.

(e)        Amphenol Salaried (Exhibit A) Death Benefit.  Effective January 1, 2007, no Participant shall be eligible for a death benefit pursuant to Section 4.6 of Exhibit A.  Effective January 1, 2007, a Participant who dies prior to his or her Annuity Starting Date shall instead be eligible for the death benefits set forth in Section 4.7 of Exhibit C if he or she meets the requirements thereof, provided that the amount of the Qualified Pre-Retirement Survivor Annuity or the Pre-Retirement Survivor Annuity shall be determined in accordance with Section 4.1 or 4.3 of Exhibit A, as applicable.

(f)        LPL (Exhibit C) Disability Benefit.  Effective January 1, 2007, no Non-Grandfathered Participant shall be eligible to commence a disability retirement benefit pursuant to Section 4.6 of Exhibit C or any other provision of the Plan.

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(g)        Sidney Salaried (Exhibit G) Disability Benefit.  Effective December 31, 2006, the Accrued Benefit of a Participant, for purposes of determining his or her disability retirement benefit pursuant to Section 4.5 of Exhibit G, shall be frozen.  The following limitations shall apply when determining such Accrued Benefit:

(i)        Compensation.  No Compensation paid after December 31, 2006 shall count under the Plan when determining a Participant’s Average Monthly Compensation.

(ii)       Years of Accrual Service.  No period of employment with the Employer or a Participating Employer and no period of disability after December 31, 2006 shall count under the Plan when determining a Participant’s Years of Accrual Service.

Effective January 1, 2007, a Grandfathered Participant who participates in the Sidney Salaried portion of the Plan, shall be eligible, if he or she meets the requirements thereof, for the greater of:

(x)       the December 31, 2006 frozen disability retirement benefit set forth above, and

(y)       the disability retirement benefit set forth in Section 4.6 of Exhibit C, provided that the amount of his or her disability retirement benefit at Normal Retirement Date or Early Retirement Date, which shall include supplemental credits for the period of disability, shall otherwise be determined in accordance with Section 4.1 or 4.3 of Exhibit G, as applicable.

(h)        Sidney Salaried (Exhibit G) Death Benefits.  Effective January 1, 2007, a Participant, other than a Participant who has commenced benefits under the Plan on or before December 31, 2006, shall not be eligible for any of the death benefits set forth in Section 4.6 of Exhibit G.  Effective January 1, 2007, a Participant who dies prior to his or her Annuity Starting Date shall instead be eligible for the death benefits set forth in Section 4.7 of Exhibit C if he or she meets the requirements thereof, provided that the amount of the Qualified Pre-Retirement Survivor Annuity or the Pre-Retirement Survivor Annuity shall be determined in accordance with Section 4.1 or 4.3 of Exhibit G, as applicable.

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(i)        Sidney Salaried (Exhibit G) Special Medicare Benefit.  Effective January 1, 2007, a Participant, other than a Participant who has commenced benefits under the Plan on or before December 31, 2006, shall not be eligible for the Special Medicare Benefit set forth in Section 4.8 of Exhibit G.

(j)        USERRA.

(i)        Without limitation, in the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant has resumed and then terminated employment on account of death.

(ii)       For years beginning after December 31, 2008, an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment.  Such differential wage payment is treated as Compensation, and the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

4.2.      Minimum Benefit for Top-Heavy Plan:

(a)        The minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each Non-Key Employee who is a Participant during a Plan Year in which the Plan is Top-Heavy Plan shall equal the product of (1) said Participant’s Compensation averaged over the five (5) consecutive Limitation Years (or actual number of Limitation Years, if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by Years of Service or (ii) twenty percent (20%).

(b)        For purposes of providing the aforesaid minimum benefit under Code Section 416, a Non-Key Employee who is not a Participant solely because (1) his Compensation is below a stated amount or (2) he declined to make required contributions (if required) to the Plan will be considered to be a Participant.  Furthermore, such minimum benefit shall be provided regardless of whether such Non-Key Employee is employed on a specified date.

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(c)        For purposes of this Section, Years of Service for any Plan Year beginning before January 1, 1984, or for any Plan Year during which the Plan was not a Top-Heavy Plan shall be disregarded.  Furthermore, for Plan Years beginning after December 31, 2001, for purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with the Company, any service with the Company shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

(d)        For purposes of this Section, Compensation for any Limitation Year ending in a Plan Year which began prior to January 1, 1984, subsequent to the last Limitation Year during which the Plan is a Top-Heavy Plan, or in which the Participant failed to complete a Year of Service, shall be disregarded.

(e)        For the purposes of determining the top-heavy minimum benefit under this Section, Compensation shall be limited to $200,000 (as adjusted in such manner as permitted under Code Section 415(d)).

(f)        If the Article herein entitled “Payment of Benefits” provides for the Normal Retirement Benefit to be paid in form other than a single life annuity, the Accrued Benefit under this Section shall be the Actuarial Equivalent of the minimum Accrued Benefit under (a) above.

(g)        If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of the minimum Accrued Benefit commencing at Normal Retirement Date.

(h)        If a Non-Key Employee participants in this Plan and a defined contribution plan included in a Required Aggregation Group which is top-heavy, the minimum benefits shall be provided under this Plan.

(i)        The preceding provisions of this Section shall be inapplicable to the extent not required of this Plan pursuant to Code Section 416(i)(4).

4.3.       Non-Duplication of Benefits:  If an Inactive Participant who is no longer actively employed by the Employer again becomes actively employed by the Employer in the same Eligible Class, any such renewed participation shall not result in duplication of benefits.  Accordingly, if such Participant has received or was deemed to have received a distribution of a

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vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan with interest as described in the preceding paragraph within a period of the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive Breaks in Service commencing after the distribution), his Accrued Benefit shall be reduced by the Accrued Benefit determined as of the date of distribution.

4.4.        Transfers, Service with Affiliated Employers:  The benefits provided hereunder as to an Employee who transfers employment to or from an Affiliated Employer or into another Eligible Class shall be determined by reference to this Article and the Article herein entitled “TRANSFERS; SERVICE WITH AFFILIATED EMPLOYERS.”

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ARTICLE V.

LIMITATIONS ON BENEFITS

5.1        Limitation of Benefits to Comply With Section 415.   Effective for Limitation Years beginning on or after July 1, 2007, and notwithstanding any Plan provisions to the contrary, in no event may the maximum annual retirement benefit payable to a Participant under the Plan and any other defined benefit plan of the Employer or an Affiliated Employer at any time within the Limitation Year exceed the limitations contained in Code Section 415 (as amended from time to time, including, without limitation, P.L. 108-218, the Pension Funding Equity Act of 2004, P.L. 109-280, the Pension Protection Act of 2006, and P.L. 110-458, the Worker, Retiree, and Employer Recovery Act of 2008) and the regulations and guidance issued thereunder, which are hereby incorporated by reference, including, without limitation, the following definition of compensation as set out therein:

The term “compensation” for purposes of compliance with the limitations under Code Section 415 shall include the following:

(i)        wages as reported for purposes of federal income tax on Form W-2;

(ii)       elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Participant not includible in his or her gross income by reason of Section 125 (including amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage) or Section 132(f) of the Code; and

(iii)       compensation paid after severance from employment as set out in Treas. Reg. § 1.415(c)-2(e)(3).

5.2        Minimum Funding Requirements.  Notwithstanding any provisions of the Plan to the contrary, effective for Plan Years beginning after December 31, 2007 (or such later applicable effective date as permitted for the Plan by any applicable guidance issued by the IRS) the minimum funding requirements for the Plan shall be determined under the applicable provisions of Code Sections 412 and 430.

5.3        Funding Based Restrictions. Notwithstanding any provisions of the Plan to the contrary, effective for Plan Years beginning after December 31, 2007 (or such later applicable effective date as permitted for the Plan under the Pension Protection Act of 2006 for plans

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maintained pursuant to a collective bargaining agreement and/or any applicable guidance issued by the IRS), funding based limits on Plan benefits and distributions from the Plan shall be determined in accordance with Section 436 of the Code and the regulations thereunder, the applicable provisions of which are hereby incorporated by reference. Specifically, with respect to and in furtherance of the foregoing incorporation:

(a)        Restriction on Payment of Contingent Event Benefits. Notwithstanding any provisions of the Plan to the contrary, and except as otherwise permitted by Code Sections 436(b)(2), the Plan shall not provide any Participant with an Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event occurring during a Plan Year if the AFTAP for such Plan Year is less than 60 percent (or the AFTAP would be less than 60 percent as a result of payment of such Unpredictable Contingent Event benefit). Unpredictable Contingent Event Benefits disallowed under the Plan during a Code Section 436(b) restriction period shall not be paid to Participants upon expiration of the restriction period, except as authorized by a Plan amendment that satisfies the requirements of Code Section 436(c), or as otherwise required under Treasury Regulation 1.436-1.

The provisions of this Subsection 5.3(a) will cease to apply as of the date the plan sponsor (i) makes a contribution described in Code Section 436(b)(2), or (ii) provides security to the Plan, or elects, or is deemed to elect, to reduce funding balances as described in Code Section 436(f), to enable the AFTAP for the Plan Year to reach 60%, as certified by the enrolled actuary and as otherwise required under Treasury Regulation 1.436-1(f).

(b)        Restriction on Amendments Increasing Plan Liabilities. Notwithstanding any provisions of the Plan to the contrary, and except as otherwise permitted by Code Sections 436(c)(2), (c)(3), and (f), no amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable is permitted to take effect if the AFTAP for the Plan Year is less than 80 percent (or is 80 percent or more but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the AFTAP), or as otherwise required under Treasury Regulation 1.436-1.

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The provisions of this Subsection 5.3(b) will not apply to any amendment which provides for an increase in benefits under a formula which is not based on the Participant’s compensation, but only if the rate of such increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment.

The provisions of this Subsection 5.3(b) will cease to apply as of the date the plan sponsor (i) makes a contribution described in Code Section 436(c)(2), or (ii) provides security to the Plan, or elects, or is deemed to elect, to reduce funding balances as described in Code Section 436(f) to enable the AFTAP for the Plan Year to reach 80%, as certified by the enrolled actuary and as otherwise required under Treasury Regulation 1.436-1(f).

(c)        Limitations on accelerated benefit distributions. Notwithstanding any provisions of the Plan to the contrary, and except as otherwise permitted by Code Section 436(f):

(i)        Funding percentage less than 60 percent. In accordance with Code Section 436(d)(1), if the Plan’s AFTAP for a Plan Year is less than 60 percent, a Participant or beneficiary shall not be permitted to elect an optional form of benefit that includes a Prohibited Payment and the Plan shall not pay any Prohibited Payment with an Annuity Commencement Date on or after the applicable Measurement Date. If a Participant or beneficiary requests such a Prohibited Payment distribution, the Plan shall permit the Participant or beneficiary to elect another form of benefit payment available under the Plan that is not a Prohibited Payment or to defer payment to a later date to the extent permissible under the Code. The provisions of this Subsection 5.3(c)(i) will not apply with respect to benefits payable to a Participant whose Annuity Commencement Date is on or after the date the enrolled actuary certifies that the AFTAP for the Plan Year is at least 60%.

(ii)       Bankruptcy. In accordance with Code Section 436(d)(2), a Participant or beneficiary shall not be permitted to elect an optional form of benefit that includes a Prohibited Payment and the Plan shall not pay any Prohibited Payment with respect to an Annuity Commencement Date occurring

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during any period in which the Company is a debtor in a case under Title 11, United States Code (or similar federal or state law), until the date on which the enrolled actuary certifies that the Plan’s AFTAP is not less than 100 percent.

(iii)       Limited payment if percentage at least 60 percent but less than 80 percent. The following rules shall apply:

(A)        General.  In accordance with Code Section 436(d)(3)(A), in any case in which the Plan's AFTAP for a Plan Year is 60 percent or greater but less than 80 percent, a Participant or beneficiary shall not be permitted to elect an optional form of benefit that includes a Prohibited Payment and the Plan may not pay any Prohibited Payment to a Participant or beneficiary after the applicable Measurement Date unless it qualifies as an “unrestricted portion”, meaning the present value of the portion of the benefit that is being paid in a Prohibited Payment does not exceed the lesser of (i) 50 percent of the present value of the Participant’s Plan benefits under the optional form of benefit which includes the prohibited payment, or (ii) 100 percent of the present value of the maximum PBGC guarantee with respect to the Participant under Section 4022 of ERISA (as described in Treasury Regulation 1.436-1(d)(3)(iii)(B)). For this purpose, present values are determined using the rules of Code Section 417(e).

(B)        Bifurcation Rules.  Reserved.

(C)        Reserved.

(D)        Reserved.

(E)        For purposes of determining the limitations on accelerated payments under Code Section 436(d)(3), a Participant and his or her beneficiary shall be treated as a single Participant, and the Participant’s accrued benefit shall be allocated as set forth in Code Section 436(d)(3)(B)(ii).

(F)        The provisions of this Subsection 5.3(c)(iii) will not apply with respect to benefits payable to a Participant whose Annuity

-  15  -

Commencement Date is on or after the date the enrolled actuary certifies that the AFTAP for the Plan Year is at least 80%.

(d)        Restriction on Accruals. Notwithstanding any provisions of the Plan to the contrary, and except as otherwise permitted by Code Sections 436(e)(2) and (f), if the Plan’s AFTAP is less than 60 percent for a Plan Year, all benefit accruals under the Plan shall cease as of the applicable Measurement Date pursuant to Code Section 436(e)(1); provided, however, for the 2009 Plan Year, this paragraph (d) shall be applied by substituting the Plan’s AFTAP for the preceding Plan Year for the Plan’s AFTAP for the 2009 Plan Year, but only if the AFTAP for the preceding Plan Year is greater. If the Plan is required to cease benefit accruals pursuant to Code Section 436(e):

(i)        During such restriction period, the Plan may not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits, regardless of whether such amendment would otherwise be permissible under Code Section 436(c)(3); and

(ii)       Unless the Plan has been duly amended to provide otherwise, benefit accruals shall resume under the Plan as of the Measurement Date on which benefit accruals are no longer restricted, as set forth in the regulations promulgated under Code Section 436.

(iii)      Benefit accruals disallowed under the Plan during a Code Section 436(e) restriction period shall not be credited under the Plan upon expiration of the restriction period except as authorized by a duly adopted Plan amendment, which amendment must satisfy the requirements of Code Section 436(c) and Treasury Regulation 1.436-1.

(iv)      The provisions of this Subsection 5.3(d) will cease to apply as of the date the plan sponsor (i) makes a contribution described in Code Section 436(e)(2), or (ii) provides security to the Plan, or elects, or is deemed to elect, to reduce funding balances as described in Code Section 436(f), to enable the AFTAP for the Plan Year to reach 60%, as certified by the enrolled actuary and as otherwise required under Treasury Regulation 1.436-1(f).

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(e)        Special Rules of Operation for Periods Prior to and After Certification.

(i)        Periods Prior to Certification During Which a Presumption Applies.  For any period during which a presumption under Code Section 436(h) and Treasury Regulation Sections 1.436-1(h)(1), (2) or (3) applies to the Plan, the limitations under Sections 5.3(a), (b), (c) and (d) shall be applied to the Plan as if the AFTAP for the year were the presumed AFTAP determined under the rules of Code Section 436(h) and Treasury Regulation Sections 1.436-1(h)(1), (2) or (3), as applicable, updated to take into account certain Unpredictable Contingent Event Benefits and Plan amendments in accordance with Code Section 436 and Treasury Regulation Section 1.436-1(g).

(ii)        Periods After Certification of AFTAP.  Subsection 5.3(e)(i) shall no longer apply for a Plan Year on and after the date an enrolled actuary for the Plan issues a certification of the AFTAP of the Plan for the current Plan Year, provided that the certification is issued before the first day of the tenth (10th) month of the Plan Year.  For example, the limitations on Prohibited Payments under Subsection 5.3(e)(i) shall apply for distributions with Annuity Starting Dates on and after the date of such certification using the certified AFTAP of the Plan for the Plan Year.  Similarly, the prohibitions on accruals under Subsection 5.3(d) as a result of the enrolled actuary’s certification that the AFTAP of the Plan for the Plan Year is less than sixty percent (60%) shall be effective as of the date of the certification, and any prohibition on accruals shall cease to be effective on the date the enrolled actuary issues a certification that the AFTAP for the Plan for the Plan Year is at least sixty percent (60%).

(f)        Anticutback Code Section 411(d)(6) Relief.  As provided in Section 1107 of the Pension Protection Act of 2006, application of the restrictions set forth in this Section 5.3 shall not cause the Plan to fail to meet the requirements of Code Section 411(d)(6).  In the event of a restriction under the Plan pursuant to Code Section 436 that affects a Participant’s right to receive a benefit or distribution of a benefit, or to elect an optional form of payment under the Plan, or that reduces the amount of benefit payable to a Participant, such restrictions shall not constitute an impermissible cutback within the meaning of Code Section 411(d)(6).

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(g)        Definitions. For purposes of this Section 5.3, the following capitalized terms shall have the meanings ascribed below:

(i)        “AFTAP” means the adjusted funding target attainment percentage as defined in Code Section 436(j)(2) and Treasury Regulation 1.436-1(j).

(ii)        “Annuity Commencement Date” means for purposes of Code Section 436(d):

(A)        The first day of the first period for which an amount is payable as an annuity as described in Code Section 417(f)(2)(A)(i),

(B)        In the case of a benefit not payable in the form of an annuity, the annuity starting date for the qualified joint and survivor annuity that is payable under the Plan at the same time as the benefit that is not payable as an annuity,

(C)        In the case of an amount payable under a retroactive annuity start date, the benefit commencement date,

(D)        The date of any payment for the purchase of an irrevocable commitment from an insurer to pay benefits under plan, and

(E)        The date of any transfer to another plan described in (g)(iv)(C) below.

(iii)       “Measurement Date” means any applicable Code Section 436 measurement date, which is a date that is used to stop or start the application of the limitations of Code Sections 436(d) and 436(e), and used for calculations with respect to applying the limitations of Code Section 436(b) and (c), as such dates are defined for a Plan Year under Code Section 436 and the regulations promulgated thereunder.

(iv)       “Prohibited Payment” means:

(A)        Any payment for a month that is in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code Section 411(a)(9)), to a Participant or beneficiary whose Annuity Commencement Date occurs during any period that a limitation on accelerated benefit payments is in effect,

-  18  -

(B)        Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits,

(C)        Any transfer of assets and liabilities to another plan maintained by the same employer (or by any member of the employer’s controlled group) that is made in order to avoid or terminate the application of section 436 benefit limitations, and

(D)        Any other payment that is identified as a prohibited payment by the Commissioner of the Internal Revenue Service in revenue rulings and procedures, notices and other guidance published in the Internal Revenue Bulletin.

A Prohibited Payment shall not include the payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(v)        “Unpredictable Contingent Event” means:

(A)        A plant shutdown (whether full or partial) or a similar event, or

(B)        An event (including the absence of an event) other than attainment of any age, performance of any service, receipt or derivation of compensation, or the occurrence of death or disability.

(vi)        “Unpredictable Contingent Event Benefit” means a benefit payable solely by reason of an Unpredictable Contingent Event.”

(h)        Special Rule for Certain Years.

(i)        With respect to an applicable provision, the determination of AFTAP shall be subject to Section 203(a)(2) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010.

(ii)        For purposes of this paragraph (h), the term “applicable provision” means:

(A)        Paragraph (c) of this Section 5.3, but only for purposes of applying such paragraph to a payment which, as determined under the rules prescribed by the Secretary of Treasury, is a payment under a Social Security leveling option which accelerates payments under the Plan

-  19  -

before, and reduces payments after a Participant start receiving Social Security benefits in order to provide substantially similar aggregate payments both before and after such benefits are received; and

(B)        Paragraph (d) of this Section 5.3.

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ARTICLE VI.

VESTING

6.1.        Vesting Rights:  A Participant will acquire a vested and nonforfeitable interest in his or her Accrued Benefit attributable to Employer contributions in accordance with the Exhibit attached hereto which corresponds to the Participant’s classification and status.

6.2.        Top-Heavy Vesting:  Notwithstanding the vesting provided for above, for any Top-Heavy Plan Year, the vested portion of the Accrued Benefit of any Participant who has one (1) Hour of Service after the Plan becomes a Top-Heavy Plan will be a percentage of the Participant’s Accrued Benefit determined on the basis of the Participant’s number of Years of Vesting Service according to the schedule included in the Exhibit corresponding to the Participant’s classification and status.

6.3.        Service Computation Period; Service Credit

For vesting purposes, Years of Vesting Service, Breaks in Service and any other conditions relative to vesting shall be determined by reference to the Exhibit corresponding to the Participant’s classification and status.

6.4.        Amendment of Vesting Schedule:  If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.  For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence will be applied by the substitution of “5 Years of Service” for “3 Years of Service” where such language appears.

The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end on the latest of:

(a)        sixty (60) days after the amendment is adopted;

(b)        sixty (60) days after the amendment becomes effective; or

(c)        sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

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Notwithstanding the foregoing, no such change in the Plan’s vesting schedule or computation of a Participant’s nonforfeitable percentage shall apply to a Participant unless such Participant is credited with an Hour of Service on or after the date of the change.

6.5.        Amendments Affecting Vested and/or Accrued Benefit.  No amendment to the Plan will be effective to the extent that it has the effect of decreasing a Participant’s Accrued Benefit.  Notwithstanding the preceding sentence, a Participant’s Accrued Benefit may be reduced to the extent permitted under Section 412(c) (8) of the Code.  For purposes of this Section, a Plan amendment which has the effect of decreasing a Participant’s Accrued Benefit or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment will be treated as reducing an Accrued Benefit.  Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his or her Employer-provided Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

6.6.        No Divestiture for Cause:  Amounts vested pursuant to this Section shall not be subjected to divestiture for cause.

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ARTICLE VII.

PAYMENT OF BENEFITS

7.1.        Notice:  The Plan Administrator shall provide the Participant with a notice of rights of payment no less than thirty (30) and no more than one hundred and eighty (180) days before the Participant’s Annuity Starting Date.  Such notice shall be in writing and shall set forth the following information:

(a)        an explanation of the eligibility requirements for, the material features of, and the relative values of the alternate forms of benefits available hereunder; and

(b)        the Participant’s right to defer receipt of a Plan distribution.

Such notice shall be given to the Participant in person or shall be mailed to the Participant’s current address as reflected in the Employer’s records.

7.1A      Right to Elect Retroactive Annuity Start Date:

(a)        Notwithstanding the above, if timely description and notification has not been provided to a Participant, the Plan Administrator may permit the Participant to elect a retroactive annuity starting date in accordance with Section 417(a)(7) of the Code and the regulations issued thereunder; provided that to the extent the Participant’s Spouse’s consent (or the alternate payee’s if he or she is treated as a Spouse under a qualified domestic relations order) is required by Reg. 1.417(e)-1(b)(3)(v)(A), such consent is received in a manner satisfying the requirements of section 417(a)(2) of the Code.

(b)        Payments in accordance with a retroactive annuity starting date shall include a make-up payment to reflect any missed monthly payments for the period from the retroactive annuity starting date to the date of the actual make-up payment (with an appropriate adjustment for interest from the date the missed payment or payments would have been made to the date of the actual make-up payment).  If the Participant does not affirmatively elect to commence payments as of the applicable retroactive annuity starting date in the time and manner prescribed by the Administrator or if no required spousal consent is obtained, then payments shall commence based on a prospective annuity starting date with no make-up payment, and shall be calculated in accordance with the terms of the Plan other than this Section 7.1A.

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(c)        The Plan Administrator may impose conditions on the availability to a Participant of the right to elect a retroactive annuity starting date, provided said additional conditions do not violate any otherwise applicable rule to qualified plans.

(d)        In no event shall a Participant’s retroactive annuity starting date be earlier than the date that a Participant could have otherwise started to receive his or her benefits under the terms of the Plan in effect as of the retroactive annuity starting date.

(e)        In a case where  Participant’s Spouse as of the retroactive annuity starting date is not the Participant’s Spouse determined as of the date distributions commence, the consent of that former Spouse is not required, except to the extent the terms of a qualified domestic relations order (as defined in Section 414(p) of the Code otherwise provides).

(f)        With respect to the Plan’s requirements as to timing of notices and consents, the date of the first actual payment of benefits based on the retroactive annuity starting date shall be used in lieu of the retroactive annuity starting date for purposes of all such applicable provisions under the Plan, except that the retroactive annuity starting date shall continue to apply for purposes of Treas. Reg. 1.417(e)-1(b)(3)(iii).

7.2.       Waiver of Thirty (30) Day Notice Period:

Notwithstanding the provisions of Section 7.1 above, such distribution may commence less than thirty (30) days after the notice required under Regulation Section 1.411(a)-11(c) is given, provided that:

(a)        the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);

(b)        the Participant, after receiving the notice, affirmatively elects the distribution; and

(c)        to the extent applicable, the requirements of Section 8.4 are satisfied.

7.3.       Form of Payment.   The automatic form of retirement benefit, and any optional forms of benefits shall be determined by reference to the Exhibit corresponding to the Participant’s classification and status; provided, however, that in addition to such optional forms of benefits set forth in the applicable Exhibit, effective January 1, 2008, a Participant in any

-  24  -

portion of the Plan may elect a joint & 75% survivor annuity, in accordance with the Qualified Optional Survivor Annuity rules of Internal Revenue Code § 417.

7.4.       Actuarial Equivalent Benefit:

Except to the extent a Participant’s benefits are suspended in accordance with the rules set forth in the Section below captioned “Suspension of Benefits”, or as otherwise specifically set forth herein, the amount of any form of benefit under the terms of this Plan will be the Actuarial Equivalent of the Participant’s Accrued Benefit in the Normal Form commencing at Normal Retirement Age.

7.5.       Payment Without Participant Consent:

(a)        Effective for Plan Years beginning after December 31, 1997, with respect to Accrued Benefits payable by reference to an Exhibit which provided for the immediate cash-out of de minimis benefits prior to January 1, 1998, if the Actuarial Equivalent present value of Participant's vested Accrued Benefit derived from Employer and Employee contributions does not exceed $5,000, the Participant or beneficiary entitled to such benefit will receive a single sum distribution of cash or property of the Actuarial Equivalent value of the entire vested Accrued Benefit;  provided, however, that effective March 28, 2005, in the event of a mandatory distribution to a Participant in excess of $1,000, the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator if the Participant does not elect to receive the distribution in cash or have such distribution paid directly to an eligible retirement plan that he or she specifies.  If the value of a Participant's Vested Accrued Benefit exceeded $5,000 at the time of any distribution under the Plan, the value of the benefit shall be deemed to exceed $5,000 at all times thereafter until March 22, 1999.  If the Participant has no vested interest in a benefit, the Participant shall be deemed to have a distribution of zero dollars on the Participant's termination from service date.  This provision is applicable to all distributions under the Plan, including any death benefit.

(b)        In the event that the Participant has terminated employment and the Participant (and the Participant’s Spouse, if applicable) neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Participant’s Accrued Benefit shall be distributed in the Automatic Form as soon as practicable thereafter, but

-  25  -

in no event before the date the Participant attains Normal Retirement Age, if such vested Accrued Benefits exceeds $3,500, or, effective January 1, 1998, $5,000 or such greater amount as permitted under the Code.

(c)        Notwithstanding the foregoing, the Plan Administrator may, upon the Participant’s termination of employment, distribute an annuity contract to the Participant which provides that payments thereunder shall not commence until a later date if such annuity contract satisfies the requirements of Sections 401(a)(11) and 417 of the Code.

7.6.       Restrictions on Immediate Distributions:

(a)        An Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained whether or not deceased) the later of the Normal Retirement Age or age sixty-two (62).

(b)        If the present value of a Participant’s vested Accrued Benefit derived from Employer and Employee contributions exceeds $3,500, or, effective January 1, 1998, $5,000 or such greater amount as permitted under the Code, and the Accrued Benefit is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Accrued Benefit.  The consent of the Participant and the Spouse shall be obtained in writing within the 180-day period ending on the Annuity Starting Date.  The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Accrued Benefit is no longer immediately distributable.  Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date

(c)        Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable.  Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

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7.7.       Limitation of Benefits on Plan Termination: The restrictions of paragraphs (a) and (b) below are included solely to meet the requirements of Proposed Treasury Regulation Section 1.401(a)4-5(c).  If the provisions of paragraphs (a) and (b) below are no longer necessary to qualify the Plan under said Proposed Regulation or the Code, said paragraphs (a) and (b) shall be ineffective without the necessity of further amendment.

(a)        In the event that the Plan is terminated, the benefit of each Highly Compensated Participant and each former Highly Compensated Employee shall be limited to a benefit which is nondiscriminatory within the meaning of Code Section 401(a)(4) and the Regulations thereunder.

(b)        For Plan Years beginning on or after January 1, 1993, the monthly payments made from the Plan to Highly Compensated Employees and to former Highly Compensated Employees who are among the twenty-five most highly paid Employees with the greatest Compensation in the current or any prior year, shall be limited to an amount equal to the monthly payments that would be made on behalf of the Employee under a Straight Life Annuity that is the Actuarial Equivalent of the sum of the Employee’s Accrued Benefit, the Employee’s other benefits under the Plan (other than a social security supplement, within the meaning of Section 1.411(a)-7(c)(4)(ii) of the Regulations), and the amount the Employee is entitled to receive under a social security supplement.

The restrictions of this paragraph (b) shall not apply, however, if

(1)        after payment of benefits to an Employee described above, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Code Section 412(d)(7),

(2)        the value of benefits provided under the Plan for an Employee described above is less than one percent (1%) of the value of current liabilities before distribution, or

(3)        the value of the benefits payable under the Plan to any Employee described above does not exceed $3,500, or, effective January 1, 1998, $5,000 or such greater amount as permitted under the Code.

(c)        For purposes of this Section, the term “benefit” shall include loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any

-  27  -

withdrawal values payable to a living Employee and any death benefits not provided for by insurance on the Employee’s life.

An Employee’s otherwise restricted benefit may be distributed in full to the affected Employee if prior to receipt of the restricted amount the Employee enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the restricted amount.  The restricted amount is the excess of the amounts distributed to the Employee (accumulated with reasonable interest) over the amounts that could have been distributed to the Employee under the Normal Form described in Section 4.1 of the Plan (accumulated with reasonable interest).  The Employee may secure repayment of the restricted amount upon distribution by:  (1) entering into an agreement for promptly depositing in escrow with an acceptable depositary property having a fair market value equal to at least one hundred twenty-five percent (125%) of the restricted amount, (2) providing a bank letter of credit in an amount equal to at least one hundred percent (100%) of the restricted amount, or (3) posting a bond equal to at least one hundred percent (100%) of the restricted amount.  If the Employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

The escrow arrangement may provide that an Employee may withdraw amounts in excess of one hundred twenty-five percent (125%) of the restricted amount.  If the market value of the property in an escrow account falls below one hundred ten percent (110%) of the remaining restricted amount, the Employee must deposit additional property to bring the value of the property held by the depositary up to one hundred twenty-five percent (125%) of the restricted amount.  The escrow arrangement may provide that Employee may have the right to receive any income from the property placed in escrow, subject to the Employee’s obligation to deposit additional property, as set forth in the preceding sentence.

A surety or bank may release any liability on a bond or letter of credit in excess of one hundred percent (100%) of the restricted amount.

If the Plan Administrator certifies to the depositary, surety or bank that the Employee (or the Employee’s estate) is no longer obligated to repay any restricted amount, a depositary may redeliver to the Employee any property held under an escrow agreement, and a surety or bank may release any liability on an Employee’s bond or letter of credit.

7.8.       Early Plan Termination Restrictions:    Notwithstanding any provision in this Plan to the contrary, prior to the Plan Year beginning on January 1, 1993, and during the first ten (10)

-  28  -

years after the effective date hereof, and if full current costs had not been met at the end of the first ten (10) years, until said full current costs are Net, the benefits provided by the Employer’s contributions for the Participants whose anticipated annual retirement benefit at Normal Retirement Date exceeds $1,500 and who at the effective date of the Plan were among the twenty-five (25) highest paid Employees of the Employer will be subject to the conditions set forth in the following provisions.

(a)        The benefit payable to a Participant described in this Section or his Beneficiary shall not exceed the greater of the following:

(1)        those benefits purchasable by the greater of (i) $20,000, or (ii) an amount equal to 20% of the first $50,000 of the Participant’s annual Compensation multiplied by the number of years from the effective date of the Plan to the earlier of (A) the date of termination of the Plan, or (B) the date the benefit of the Participant becomes payable or (C) the date of a failure on the part of the Employer to meet the full current costs of the Plan; or

(2)        if a Participant is a “substantial owner” (as defined in ERISA Section 4022(b)(5)(A)), the present value of the benefit guaranteed for “substantial owners” under ERISA Section 4022, or

(3)        if the Participant is not a “substantial owner”, the present value of the maximum benefit provided in ERISA Section 4022(b)(3)(B), determined on the date the Plan terminates or on the date benefits commence, whichever is earlier and in accordance with regulations of the Pension Benefit Guaranty Corporation.

(b)        If the Plan is terminated or the full current costs thereof have not been met at any time within ten (10) years after the effective date, the benefits which any of the Participants described in this Section may receive from the Employer’s contribution shall not exceed the benefits set forth in paragraph (a) above.  If at the end of the first ten (10) years the full current costs are not met, the restrictions will continue to apply until the full current costs are funded for the first time.

(c)        If a Participant described in this Section leaves the employ of the Employer of withdraws from participation in the Plan when the full current costs have been met, the benefits which he may receive from the Employer contributions shall not at

-  29  -

any time within the first ten (10) years after the effective date exceed the benefits set forth in paragraph (a) above, except as provided in paragraph (i) below.

(d)        These conditions shall not restrict the full payment of any survivor’s benefits on behalf of a Participant who dies while in the Plan and the full current costs have been met.

(e)        These conditions shall not restrict the current payment of full retirement benefits called for by the Plan for any retired Participant while the Plan is in full effect and its full current costs have been met, provided an agreement, adequately secured, guarantees the repayment of any part of the distribution that is or may become restricted.

(f)        If the benefits of, or with respect to, any Participant shall have been suspended or limited in accordance with the limitations of paragraphs (a), (b), and (c) above because the full current costs of the Plan shall not then have been met, and if such full current costs shall thereafter be met, then the full amount of the benefits payable to such Participant shall be resumed and the parts of such benefits which have been suspended shall then be paid in full.

(g)        Notwithstanding anything in paragraphs (a), (b) and (c) above, if on the termination of the Plan within the first ten (10) years after the effective date, the funds, contracts, or other property under the Plan are mot than sufficient to provide Accrued Benefits for Participants and their Beneficiaries including full benefits for all Participants other than such of the twenty-five (25) highest paid Employees as are still in the service of the Employer and also including Accrued Benefits as limited by this Section for such twenty-five (25) highest paid Employees, then any excess of such funds, contracts, and property shall be used to provide Accrued Benefits for the twenty-five (25) highest paid Employees in excess of such limitations of this Section up to the Accrued Benefits to which such Employees would be entitled without such limitations.

(h)        In the event that Congress should provide by statutes, or the Treasury Department or the Internal Revenue Services should provide by regulation or ruling, that the limitations provided for in this Article are no longer necessary in order to meet the requirement for a qualified plan under the Code as then in effect, the limitations in this Article shall become void and shall no longer apply without the necessity of amendment to this Plan.

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(i)        In the event a lump-sum distribution is made to any Employee subject to the above restrictions in an amount in excess of that amount otherwise permitted under this Article, an agreement shall be made, with adequate security guaranteeing repayment of any amount of the distribution that is restricted.  Adequate security shall mean property having a fair market value of at least one hundred twenty-five percent (125%) of the amount which would be repayable if the Plan had terminated on the date of distribution of such lump sum.  If the fair market value of the property falls below on hundred ten percent (110%) of the amount which would then be repayable if the Plan were then to terminate, the distributee shall deposit additional property to bring the value of the property to one hundred twenty-five percent (125%) of such amount.

In the event of the termination of partial termination of this Plan, the rights of all affected Employees to benefits accrued to the date of such termination or partial termination (to the extent funded as of such date) shall be nonforfeitable.

7.9.       Suspension of Benefits:

(a)        Normal or early retirement benefits in pay status will be suspended for each calendar month during which the Employee completes at least 40 Hours of Service as defined in Section 203(a)(3)(B) of ERISA.  Consequently, the amount of benefits which are paid later than Normal Retirement Age will be computed without regard to amounts which were suspended under the preceding sentence, i.e. as if the Employee had been receiving benefits since Normal Retirement Age.

(b)        Resumption of Payment.  If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in “service” as defined in ERISA Section 203(a)(3)(B).  This initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of “service” under Section 203(a)(3)(B) of ERISA and the resumption of payments.

(c)        Notification.  No payment shall be withheld by the Plan pursuant to this Section unless the Plan Administration notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that such Employee’s benefits are suspended.  Such notification shall contain a

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description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of Title 29 of the Code of Federal Regulations.

In addition, the notice shall inform the Employee of the Plan’s procedures for affording a review of the suspension of benefits.  Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to Section 503 of ERISA and applicable regulations.

(d)        Amount Suspended.

(1)        Annuity Payments.  In the case of benefits payable periodically as a monthly basis for as long as a life (or lives) continues, such as a Straight Life Annuity of a Qualified Joint and Survivor Annuity, an amount equal to the portion of a monthly benefit payment derived from Employer contributions.

(2)        Other Benefit Forms.  In the case of a benefit payable in a form other than the form described in subsection (1) above, an amount equal to the Employer-provided portion of benefit payments for a calendar month in which the Employee is employed in ERISA Section 203(a)(3)(B) service, equal to the lesser of

(i)        The amount of benefits which would have been payable to the Employee if he or she had been receiving monthly benefits under the Plan since actual retirement based on a Straight Life Annuity commencing at actual retirement age; or

(ii)        The actual amount paid or scheduled to be paid to the Employee for such month.

Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments.

(e)        Minimum Benefits.        This Section does not apply to the minimum benefit to which the participant is entitled under the top-heavy rules of the Section entitled “Minimum Benefit for Top-Heavy Plan”.

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7.10.      Restrictions on Commencement Of Retirement Benefits:

(a)        Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the later of the close of the Plan Year in which:

(1)        the Participant attains Normal Retirement Age;

(2)        occurs the 10th anniversary of the Plan Year in which the Participant commenced participated in the Plan; or

(3)        the Participant terminates services with the Employer.

(b)        Notwithstanding the foregoing, the failure of a Participant and the Participant’s Spouse, if any, to consent to a distribution while a benefit is payable under the Article entitled “Plan Benefits”, will be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

7.11.      Minimum Distribution Requirements: All distributions required under this Article will be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the Regulations thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-2.  Notwithstanding the preceding sentence, for Plan Years beginning after December 31, 1996, the term “required beginning date” means the pre-Small Business Job Protection Act required beginning date of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 regardless of whether the Participant is a 5-percent owner (as defined in Code Section 416).  Life expectancy and joint and last survivor life expectancy are computed by using the expected return multiples found in Tables V and VI of Regulations Section 1.72-9.

(a)        Required Beginning Date:  The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s required beginning date.

(1)        General Rule:  The “required beginning date” of a Participant is the first day of April of the calendar year following the calendar year in which the Participants attains age 70 1/2.

(2)        Transitional Rules:  The required beginning date of a Participant who attains age 70 1/2 before 1988 will be determined in accordance with (i) or (ii) below:

(i)        Non-5-percent owners:  The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the

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calendar year following the calendar year in which occurs the later of requirement or attainment of age 70 1/2.  The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(ii)        5-percent owners:  The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979 is the first day of April following the later of:

(A)        the calendar year in which the Participant attains age 70 1/2, or

(B)        the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

(3)        A Participant is treated as a 5-percent owner for purposes of this paragraph if such Participant is a 5-percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is a Top-Heavy Plan) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or at any subsequent Plan Year.

(4)        Once distributions have begun to a 5-percent owner under this paragraph, distributions must continue, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(b)        Limits On Distribution Periods:  As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

(1)        the life of the Participant;

(2)        the life of the Participant and a designated Beneficiary;

(3)        a period certain not extending beyond the life expectancy of the Participant; or

(4)        a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

(c)        Required Distributions On Or After The Required Beginning Date:

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(1)        If a Participant’s benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary, or (ii) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant’s Accrued Benefit by the Applicable Life Expectancy.

(2)        For calendar years beginning before 1989, if the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must have assured that at least 50% of the Present Value of the Accrued Benefit available for distribution was to be paid within the life expectancy of the Participant.

(3)        For calendar years beginning after 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, will not be less than the quotient obtained by dividing the Participant’s Accrued Benefit by the lesser of (i) the applicable life expectancy, or (ii) if the Participant’s Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of the Proposed Regulations Section 1.401(a)(9)-2.  Distributions after the death of the Participant will be distributed using the “applicable life expectancy” as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

(4)        The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s required beginning date.  The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, must be made on or before December 31 of that distribution calendar years.

(5)        If the Participant’s Accrued Benefit is to be distributed in the form of an annuity purchased from an insurance company, no such annuity contract will be purchased unless the distributions thereunder will be made in accordance

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with the requirements of Code Section 401(a)(9) and the Proposed Regulations thereunder.

(6)        For purposes of determining the amount of the required distribution for the first distribution calendar year, the Accrued Benefit to be used will be the Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the first distribution calendar year.  For all other years, the Accrued Benefit will be determined as of the last Valuation Date preceding such distribution calendar year.

For purposes of this paragraph, if any portion of the minimum distribution for the first distribution calendar is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year will be treated as if it had been made in the immediately preceding distribution calendar year for purposes of determining the Accrued Benefit.

7.12.     TEFRA Election Transitional Rule:

(a)        Notwithstanding the other requirements of this Article and subject to the requirements of the Article herein entitled “Joint and Survivor Annuity Requirements”, distribution on behalf of any Participant, including 5-percent owner, will be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1)        The distribution by the Trust Fund is one which would not have disqualified the Trust Fund under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984;

(2)        The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust Fund is being distributed or, if the Participants is deceased, by the Beneficiary of the Participant.

(3)        Such designation was made in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984;

(4)        The Participant has accrued a benefit under the Plan as of December 31, 1983; and

(5)        The method of distribution designated by the Participant or the Beneficiary specifies the time at which distributions will commence, the period

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over which distributions will be made, and in the case of any distribution upon the Participant’s death, the beneficiaries of the Participant listed in order of priority.

(b)        A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)        For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distributions is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in the sub-paragraphs of (a) above.

(d)        If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Proposed Regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Proposed Regulations thereunder, but for an election under the Tax Equity and Fiscal Responsibility Act (“TEFRA”) Section 242(b)(2).  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Regulations Section 1.401(a)(9)-2.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).  If an amount is transferred or rolled over from one plan to another plan, the rules in Q&A 1-2 and Q&A 1-3 of Proposed Treasury Regulations 1.401(a)(9)-2 will apply.

7.13.      Distribution of Death Benefit

(a)        Beneficiary Designation:  Each Participant will file a written designation of Beneficiary with the Employer upon becoming a Participant in the Plan.  Such

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designation will remain in force until revoked by the Participant by filing a new Beneficiary form with the Employer.

(b)        Distribution Beginning Before Death:  If the Participant dies after distribution of benefits has begun, the remaining portion of such Participant’s Accrued Benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(c)        Distribution Beginning After Death:  If the Participant dies before distribution of benefits begins, distribution of the Participant’s Accrued Benefit will be completed by December 31 of the calendar year in which occurs the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions as provided below:

(1)        If any portion of the Participant’s Accrued Benefit is payable to a designated Beneficiary, distributions may be made over the life of, or over a period certain not greater than the life expectancy of, the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

(2)        If the designated Beneficiary is the Participant’s surviving Spouse, the date distributions are required to begin in accordance with (1) above will not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this paragraph prior to death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year in which occurs the fifth anniversary of the Participant’s death.  If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s Accrued Benefit must be completed by December 31 of the calendar year in which occurs the fifth anniversary of the Participant’s death.

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For purposes of this paragraph, if the surviving Spouse dies after the Participant but before payments to such Spouse begin, the provisions of this paragraph, with the exception of such paragraph (2) therein, will be applied as if the surviving Spouse were the Participant.

For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child attains the age of majority.

7.14.      Date Distribution Deemed to Begin:  For purposes of this Article, distribution of a Participant’s interest is considered to begin on the Participant’s required beginning date (or, if the surviving Spouse dies after the Participant but before payments to such Spouse begin, the date distribution is required to begin to the surviving Spouse pursuant to Section 7.14(c)).  If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

7.15.      Distribution Pursuant to Qualified Domestic Relations Orders:    Notwithstanding any other provision regarding distributions or payment of benefits, an Alternate Payee, as defined in Code Section 414(p), will be entitled to receive a distribution not in excess of a Participant’s vested Accrued Benefit pursuant to any final judgment, decree or order determined by the Plan Administrator to be a Qualified Domestic Relations Order (“QDRO”) as defined in ERISA and Code Section 414 (p).  Such distribution will be made only in a form of benefit available under the Plan.

7.16.      Payment to a Person Under a Legal Disability:    Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Plan Administrator receives a written notice, in a form and manner acceptable to the Plan Administrator, that such person is incompetent, and that a guardian, conservator or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Plan Administrator shall find that any person to whom a benefit is payable under the Plan is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.  Any such payment so made shall be a complete discharge

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of liability thereof under the Plan.  In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, retirement payments may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Plan Administrator.  Any payment made on behalf of any such person as provided in this Section shall be binding on such person and shall be in full discharge of any obligation of such payment to such person.

7.17.      Unclaimed Benefits Procedure:    The Plan does not require either the Trustees or the Employer to search for, or ascertain the whereabouts of, any Participant or beneficiary.  The Employer, by certified or registered mail addressed to the Participant’s last known address of record with the Employer, shall notify any Participant or beneficiary that he or she is entitled to a distribution under the Plan.  In the event that all consecutive checks in payment of benefits under the Plan remain outstanding for a period of six (6) months, payment of all such outstanding checks shall be stopped and the issuance of any further checks shall be suspended until such time as the payee reestablishes contact and claims benefits.  In any event, if the Participant or Beneficiary fails to claim benefits or make his or her whereabouts known in writing to the Employer within twelve (12) months of the date of mailing of the notice, or before the termination or discontinuance of the Plan, whichever should first occur, the Employer shall treat the Participant’s or Beneficiary’s unclaimed Accrued Benefit as a Forfeiture.  If a Participant or Beneficiary who has incurred a Forfeiture of his Accrued Benefit under the provisions of this Section makes a claim at any time for his or her forfeited Accrued Benefit, the Employer shall restore the Participant’s or Beneficiary’s forfeited Accrued Benefit within sixty (60) days after the Plan Year in which the Participant or Beneficiary makes the claim.

7.18.      Direct Rollovers:

(a)        This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

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(b)        A non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a Direct Rollover, may roll over all or any portion of his or her distribution to an individual retirement account that the Beneficiary establishes for purposes of receiving the distribution and for such purposes shall be a Distributee.  In order to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution.

7.19      Certain Highly Compensated Employees:    Effective January 1, 1998, to the extent necessary to comply with the non-discrimination provisions of Section 401(a)(4) of the Code and regulations issued thereunder, the monthly payments from the Plan to Highly Compensated Employees and to former Highly Compensated Employees who are among the twenty-five most highly paid Employees with the greatest Compensation in the current or any prior year, shall be limited to an amount equal to the monthly payments that would be made on behalf of the Employee under a Straight Life Annuity that is the Actuarial Equivalent of the sum of the Employee's other benefits under the Plan (other than a social security supplement) and the amount the Employee is entitled to receive under a social security supplement.

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ARTICLE VIII.

JOINT AND SURVIVOR ANNITY REQUIREMENTS

8.1.       Applicability Of Provisions:    The provisions of this Article will apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in this Article to the extent not inconsistent with the terms and provisions of the Exhibit corresponding to the Participant’s classification and status.

8.2.       Payment Of Qualified Joint and Survivor Annuity:    Unless an optional form of benefit is selected pursuant to a qualified election, defined herein, within the 180-day period ending on the Annuity Starting Date, the vested Accrued Benefit of a married Participant will be paid in the form of a Qualified Joint and Survivor Annuity.  Any other Participant’s vested Accrued Benefit will be paid in the form of a Straight Life Annuity.

8.3.       Payment Of Qualified Pre-Retirement Survivor Annuity:    Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, as defined herein, if a Participant dies before the Annuity Starting Date, the Participant’s vested Accrued Benefit will be paid to the surviving Spouse in the form of a Qualified Pre-Retirement Survivor Annuity if the Participant has been married to the same Spouse for at least 12-consecutive months.  The surviving Spouse shall receive benefits commencing on the Earliest Retirement Date benefits could have been paid to the Participant if he has ceased to be an Employee on the date of his death and survived to retire.

8.4.       Notice Requirements For Qualified Joint and Survivor Annuity:    In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than thirty (30) days and no more than one hundred and eighty (180) days prior to the Annuity Starting Date, as defined below, provide each Participant a written explanation of:

(a)        the terms and conditions of a Qualified Joint and Survivor Annuity;

(b)        the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(c)        the rights of a Participant’s Spouse; and

(d)        the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity;

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(e)        the right to defer a distribution, including a description of how much larger benefits will be if commencement of distributions is deferred; and

(f)        the relative values of the various optional forms of benefit.

For the purposes of this Section, the Annuity Starting Date will mean the first day of the first period for which an amount is paid as an annuity, whether by reason of retirement or disability.

Notwithstanding the above, a distribution to a Participant may commence less than 30 days after the notice required by Code Section 417(a)(3) is given, provided that the following requirements are met:

(1)        The Plan Administrator provides information to the Participant clearly indicating that the Participant has a right to a period of at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a form of distribution other than a Qualified Joint and Survivor Annuity.

(2)        The Participant is permitted to revoke an affirmative distribution election at least until the Annuity Staring Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant;

(3)        The Annuity Staring Date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.  However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (4) below, and

(4)        Distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.

8.5.       Notice Requirements For Qualified Pre-Retirement Survivor Annuity:    In the case of a Qualified Pre-Retirement Survivor Annuity, the Plan Administrator will provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of the above Section

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applicable to a Qualified Joint and Survivor Annuity.  The applicable period for a Participant is whichever of the following periods ends last:

(a)        the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five(35);

(b)        a reasonable period ending after the individual becomes a Participant;

(c)        a reasonable period ending after this paragraph ceases to apply to the Participant;

(d)        a reasonable period ending after this Article first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in paragraphs (b), (c) and (d) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.  In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice will be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation from service.  If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant will be re-determined.

8.6.       Qualified Election:    A qualified election will mean a waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity.  Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity will not be effective unless:

(a)        the Participant’s Spouse consents in writing to the election;

(b)        the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

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(c)        the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

(d)        the Spouse’s consent acknowledges the effect of the election; and

(e)        the Spouse’s consent is witnessed by a Plan representative or notary public.

If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver which complies with (b) and (c) above will be deemed a qualified election.  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse can not be obtained) will be effective only with respect to such Spouse.  A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations will not be limited.  No consent obtained under this provision will be valid unless the Participant has received notice as provided in the paragraphs below.

8.7       Election Period:    The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death.  If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Accrued Benefit as of the date of separation, the election period shall begin on the date of separation.

8.8.       Pre-age Thirty-five (35) Waiver:    Not applicable.

8.9.       Transitional Joint and Survivor Annuity Rules:    Special transition rules apply to Participants who were not receiving benefits on August 23, 1984.

(a)        Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and if such

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Participant had at least ten (10) Years of Service for vesting purposes when the Participant separated from service.

(b)        Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have Accrued Benefits paid in accordance with subparagraph (d) below.

(c)        The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

(d)        Any Participant who has elected pursuant to subparagraph (b) and any Participant who does not elect under subparagraph (a) or who meets the requirements of subparagraph (a) except that such Participant does not have at least ten (10) Years of Service for vesting purposes on separation from service, will have his or her Accrued Benefit distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(1)        Automatic Joint and Survivor Annuity.  If benefits in the form of a life annuity become payable to a married Participant who:

(i)        begins to receive payments under the Plan on or after Normal Retirement Age;

(ii)       dies on or after Normal Retirement Age while still working for the Employer;

(iii)      begins to receive payments under the Plan on or after the Qualified Early Retirement Age; or

(iv)      separates from service on or after attaining Normal Retirement Age (or the Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, such benefits will be paid in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period.  The election

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period must begin at least six (6) months before the Participant attains Qualified Early Retirement Age and end no more than ninety (90) days before the commencement of benefits.  Any election hereunder must be in writing and may be changed by the Participant at any time.

(2)        Election of Early Survivor Annuity.  A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have an early survivor annuity payable on death.  If the Participant elects the early survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant has retired on the day after his or her death.  Any election under this provision will be in writing and may be changed by the Participant at any time.  The election period begins on the later of:

(i)        the 90th day before the Participant attains the Qualified Early Retirement Age, or

(ii)       the date on which participation begins, and ends on the date the Participant terminates employment with the Employer.

(3)        Qualified Early Retirement Age.  For purposes of this Section, Qualified Early Retirement Age is the latest of;

(i)        the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii)       the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(iii)      the date the Participant begins participation.

ARTICLE IX.

QUALIFIED DOMESTIC RELATIONS ORDERS

9.1.       Qualified Domestic Relations Orders:    Notwithstanding any of the provisions herein concerning alienation of Plan benefits, the Plan will honor and abide by the terms of a domestic relations order determined by the Plan Administrator to be a Qualified Domestic

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Relations Order as defined in Code Section 414(p) (“QDRO”) providing for the assignment to a Spouse or former Spouse of the Participant of all or any portion of the Participant’s vested Accrued Benefit under the Plan.  The Employer will adopt guidelines for determining the qualified status of a domestic relations order (the “Order”) which states the requirements for such Order, the procedures for review of such Order and all other provisions for such Order to be determined to be a QDRO.

(a)        An Order shall specifically state all of the following in order to be deemed a QDRO:

(1)        The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the Order.  However, if the Order does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the Order may still be a valid QRDO.

(2)        The dollar amount or percentage of the Participant’s benefit to be paid by the Plan to each alternate payee; or the manner in which the amount or percentage will be determined.

(3)        The number of payments or period for which the Order applies.

(4)        The specific plan (by name) to which the Order applies.

(b)        An Order shall not be deemed a QDRO if it requires the Plan to provide:

(1)        any type or form of benefit, or any option not already provided for in the Plan;

(2)        increased benefits, or benefits in excess of the Participant’s vested rights;

(3)        payment of a benefit earlier than allowed by the Plan’s earliest retirement provisions; or

(4)        payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

(c)        Promptly, upon receipt of an Order which may or may not be “Qualified”, the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt.  The Plan Administrator may then forward the Order to the Plan’s legal counsel for an opinion as to whether or not the Order is in fact “Qualified” as

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defined in Code Section 414(p).  Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan’s legal counsel shall make a determination as to its “Qualified” status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

(d)        If the “Qualified” status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved.  In such event, the Plan Administrator shall separately account for the amount that would have been payable to the alternate payee(s) if the Order has been deemed a QDRO.  If the Order is not Qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the separately accounted for amounts to the person(s) who would have been entitled to the benefits had there been no Order.  If a determination as to the Qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis.  If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination.  Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including separately accounted for amounts during a dispute as to the Order’s qualification.

(e)        The Earliest Retirement Age with regard to the Participant against whom the Order is entered shall be the date the Participant would otherwise first be eligible for benefits under the Plan.

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ARTICLE X.

TRANSFERS FROM OTHER QUALIFIED PLANS; DIRECT ROLLOVERS

10.1.       Transfers From Other Qualified Plans; Direct Rollovers:    Transfers or Direct Rollovers from other qualified plans are not permitted.

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ARTICLE XI.

TRANSFERS; SERVICE WITH AFFILIATED EMPLOYERS

11.1.       Transfers:

In the event any Employee transfers out of an Eligible Class or from one Eligible Class to another, such Employee shall receive credit for service and compensation for determining eligibility, benefit accrual and vesting as set forth in the Exhibit attached hereto corresponding to each respective Eligible Class.

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ARTICLE XII.

AMENDMENT, TERMINATION, MERGER OR CONSOLIDATION

12.1.       Amendment of the Plan:    The Employer, acting by its Board of Directors, has the right to amend, modify, suspends, or terminate the Plan at any time.  However, no amendment will authorize or permit any part of the Trust Fund (other than any part that is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no amendment will cause any reduction in the Accrued Benefit of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; except to the extent such amendment is required to qualify or maintain the qualification of the Plan or to deduct or maintain the deductibility of contributions made to the Plan under the applicable sections of the Code.  Any amendment will become effective as provided therein upon its execution.

For the purposes of this paragraph, an amendment to the Plan which has the effect of:

(a)        eliminating or reducing an early retirement benefit or a retirement-type subsidy;

(b)        eliminating an optional form of benefit (as provided in Regulations under the Code); or

(c)        restricting, directly or indirectly, the benefits provided to any Participant prior to the amendment will be treated as reducing the Accrued Benefit of a Participant, except that an amendment described in clause (b) (other than an amendment having an effect described in clause (a)) will not be treated as reducing the Accrued Benefit of a Participant to the extent so provided in Regulations or under the Code.

12.2.      Termination:

(a)        The Employer, acting by its Board of Directors, shall have the right to terminate the Plan by delivering to the Trustee and the Plan Administrator written notice of such termination.  However, any termination (other than a partial termination or an involuntary termination pursuant to ERISA Section 4042) must satisfy the requirements and follow the procedures outlined herein and in ERISA Section 4041 for a Standard Termination or a Distress Termination.  Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued

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Benefit, to the extent funded as of such date, of each affected Participant shall become fully vested and shall not thereafter be subject to Forfeiture.

Upon termination of the Plan, the Employer, by notice to the Trustee and Plan Administrator, may direct:

(1)        complete distribution of the Trust Fund to the Participants, in cash or in kind, in a manner consistent with the requirements of the Plan;

(2)        the purchase of insurance company annuity contracts;

(3)        continuation of the Trust Fund for the Plan and the distributions of benefits at such time and in such manner as though the Plan had not been terminated; or

(4)        transfer of the assets of the Plan to another qualified plan, provided that the trust to which the assets are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax-exempt status of the plan or create adverse tax consequences for the Employer.  The amounts transferred will be fully vested at all times and will not be subject to forfeiture for any reason.

(b)        Standard Termination Procedure –

(1)        The Plan Administrator shall first notify all “affected parties” (as defined in ERISA Section 4001(a)(21)) of the Employer’s intention to terminate the Plan and the proposed date of termination.  Such termination notice must be provided at least sixty (60) days prior to the proposed termination date.  However, in the case of a standard termination, it shall not be necessary to provide such notice to the Pension Benefit Guaranty Corporation (PBGC).  As soon as practicable after the termination notice is given, the Plan Administrator shall provide a follow-up notice to the PBGC setting forth the following:

(i)        a certification of an enrolled actuary of the projected amount of the assets of the Plan as of the proposed date of final distribution of assets, the actuarial present value of the “benefit liabilities” (as defined in ERISA Section 4001(a)(16)) under the Plan as of the proposed termination date, and confirmation that the Plan is projected to

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be sufficient for such “benefit liabilities” as of the proposed date of final distribution;

(ii)        a certification by the Plan Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

(iii)        such other information as the PBGC may prescribe by regulation.

The certification of the enrolled actuary and of the Plan Administrator shall not be applicable in the case of a Plan funded exclusively by individual insurance contracts.

(2)        No later than the date on which the follow-up notice is sent to PBGC, the Plan Administrator shall provide all Participants and Beneficiaries under the Plan with an explanatory statement specifying each such person’s “benefit liabilities”, the benefit form on the basis of which such amount is determined, and any additional information used in determining “benefit liabilities” that may be required pursuant to regulations promulgated by the PBGC.

(3)        A standard termination may only take place if at the time the final distribution of assets occurs, the Plan is sufficient to meet all “benefit liabilities” determined as of the termination date.

(c)        Distress Termination Procedure

(1)        The Plan Administrator shall first notify all “affected parties” of the Employer’s intention to terminate the Plan and the proposed date of termination.  Such termination notice must be provided at least 60 days prior to the proposed termination date.  As soon as practicable after the termination notice is given, the Plan Administrator shall also provide a follow-up notice to the PBGC setting forth the following:

(i)        a certification of an enrolled actuary of the amount, as of the proposed termination date, of the current value of the assets of the Plan, the actuarial present value (as of such date) of the “benefit liabilities” under the Plan, whether the Plan is sufficient for “benefit

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liabilities” as of such date, the actuarial present value (as of such date) of benefits under the Plan guaranteed under ERISA Section 4022, and whether the plan is sufficient for guaranteed benefits as of such date;

(ii)        in any case in which the Plan is not sufficient for “benefit liabilities” as of such date, the name and address of each Participant and Beneficiary under the Plan as of such date;

(iii)        a certification by the Plan Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

(iv)        such other information as the PBGC may prescribe by regulation.

The certification of the enrolled actuary and of the Plan Administrator shall not be applicable in the case of a Plan funded exclusively by individual insurance contracts.

(2)        A “distress termination” may only take place if:

(i)        the Employer demonstrates to the PBGC that such termination is necessary to enable the Employer to pay its debts while staying in business, or to avoid unreasonably burdensome pension costs caused by a decline in the Employer’s work force;

(ii)        the Employer is the subject of a petition seeking liquidation in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date; or

(iii)        the Employer is the subject of a petition seeking reorganization in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date, and the bankruptcy court (or such other appropriate court) approves the termination and determines that the Employer will be unable to continue in business outside a Chapter 11 reorganization process and that such termination is necessary to enable the Employer to pay its debts pursuant to a plan of reorganization.

(d)        Priority and Payment of Benefits

In the case of a distress termination, upon approval by the PBGC that the Plan is sufficient for “benefit liabilities” or for “guaranteed benefits”, or in the case of a

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“standard termination”, a letter of non-compliance has not been issued within the sixty (60) day period (as extended) following the receipt by the PBGC of the follow-up notice, the Plan Administrator shall allocate the assets of the Plan among Participants and Beneficiaries pursuant to ERISA Section 4044(a).  As soon as practicable thereafter, the assets of the Plan shall be distributed to the Participants and Beneficiaries, in cash, in property, or through the purchase or irrevocable commitments from an insurer.  However, if all liabilities with respect to Participants and Beneficiaries under the Plan have been satisfied and there remains a balance in the Plan due to erroneous actuarial computation or any other reason, such balance, if any, shall be returned to the Employer.  In the case of a “distress termination” in which the PBGC is unable to determine that the Plan is sufficient for guaranteed benefits, the assets of the Plan shall only be distributed in accordance with proceedings instituted by the PBGC.

(e)        The termination of the Plan shall comply with such other requirements and rules as may be promulgated by the PBGC under authority of Title IV of the ERISA including any rules relating to time periods or deadlines for providing notice or for making a necessary filing.

12.3.      Merger or Consolidation of the Plan:    The Plan and Trust Fund for the Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to, any other plan and trust.  In the event of a merger, consolidation or transfer, each Participant must receive a benefit immediately after the merger, consolidation or transfer (as if the Plan had then been terminated) which is at least equal to the benefit each Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.  Such transfer, merger or consolidation may not otherwise result in the elimination or reduction of any benefit protected under Code Section 411(d)(6).

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ARTICLE XIII.

PARTICIPATING EMPLOYERS

13.1.       Adoption by Other Employers:    Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2.       Requirements of Participating Employers:

(a)        Each Participating Employer will use the same Trustee as provided in this Plan.

(b)        The Trustee may, but will not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as any earnings thereon.

(c)        The transfer of any Participant from or to any Employer participating in this Plan, whether an Employee of the Employer or a Participating Employer, will not affect such Participant’s rights under the Plan, and all amounts credited to the Participant’s account as well as to the Participant’s accumulated service time with the transferor or predecessor and length of participation in the Plan, will continue to the Participant’s credit.

(d)        All rights and values forfeited by termination of employment will inure only to the benefit of the Participants of the Employer or Participating Employer for which the forfeiting Participant was employed.

(e)        Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund will be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such employer bears to the total amount standing to the credit of all Participants in the Plan.

13.3.       Designation of Agent.    Each Participating Employer will be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for purposes of this Plan, each Participating Employer will be deemed to have designated irrevocably the Employer as its agent.  Unless the context of the Plan clearly indicates

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the contrary, “Employer” will be deemed to include each Participating Employer as related to its adoption of the Plan.

13.4.       Employee Transfers.

(a)        General.  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved will transfer any accumulated service and eligibility.  No such transfer will effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred will thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.  As provided in Section 4.1 and (b) below, a Participant in an hourly portion of the Plan who transfers to a salaried position on or after January 1, 2007 shall not accrue any benefit after such transfer date.

(b)        Hourly to Salaried.  The Accrued Benefit of a Participant with an Annuity Starting Date on or after January 1, 2007 who transferred, prior to January 1, 2007, from an hourly portion of the Plan to an Eligible Class under a salaried portion of the Plan, shall, upon retirement, be calculated as follows:

(1)        Non-Grandfathered Participant. A Non-Grandfathered Participant’s Accrued Benefit shall be the sum of (x) his or her Accrued Benefit under the applicable hourly portion of the Plan (calculated based on Years of Accrual Service up to the date of transfer and the benefit formula in effect under the applicable hourly portion of the Plan as of his or her date of transfer), and (y) his or her Accrued Benefit under the applicable salaried portion of the Plan (calculated based on the sum of (i) his or her Accrued Benefit calculated based on Years of Accrual Service commencing upon the date of transfer through December 31, 2006 and the benefit formula in effect under the applicable salaried portion of the Plan as of December 31, 2006, and (ii) his or her Accrued Benefit calculated based on Years of Accrual Service up to the date of transfer and the difference between the rate of benefit in effect under the applicable hourly portion of the Plan as of December 31, 2006 and the rate of benefit in effect under the applicable hourly portion of the Plan as of his or her date of transfer).

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(2)        Grandfathered Participant.  A Grandfathered Participant’s Accrued Benefit shall be the sum of (x) his or her Accrued Benefit under the applicable hourly portion of the Plan (calculated based on Years of Accrual Service up to the date of transfer and the benefit formula in effect under the applicable hourly portion of the Plan as of the date of transfer) and (y) his or her Accrued Benefit under the applicable salaried portion of the Plan (calculated based on the sum of (i) his or her Accrued Benefit calculated based on Years of Accrual Service commencing upon the date of transfer through his or her termination from service date and the benefit formula in effect under the applicable salaried portion of the Plan as of his or her termination from service date, and (ii) his or her Accrued Benefit calculated based on Years of Accrual Service up to the date of transfer and the difference between the rate of benefit in effect under the applicable hourly portion of the Plan as of his or her termination from service date and the rate of benefit in effect under the applicable hourly portion of the Plan as of his or her date of transfer).

13.5.       Participating Employer’s Contribution:    All contributions made by a Participating Employer, as provided for in this Plan, will be determined separately by each Participating Employer, and will be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan.  On the basis of the information furnished by the Plan Administrator, the Trustee will keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.  The Trustee may, but need not, register contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer will immediately notify the Trustee thereof.

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13.6.       Discontinuance of Participation:    Any Participating Employer will be permitted to discontinue or revoke its participation in the Plan.  At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed will be delivered to the Trustee.  The Trustee will thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as will have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees; provided, however, that no such transfer will be made if the result is the elimination or reduction of any protected benefits under Section 411(d) or (e) of the Code.  If no successor is designated, the Trustee will retain such assets for the Employees of said Participating Employer.  In no such event will any part of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees for such Participating Employer.

13.7.       Plan Administrator’s Authority:    The Plan Administrator will have authority to make all necessary rules and regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

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ARTICLE XIV.

ADMINISTRATION OF THE PLAN

14.1.       Appointment of Plan Administrator and Trustee:    The Employer is authorized to appoint the Trustee and the Plan Administrator as it deems necessary for the proper administration of the Plan.  The Employer will from time to time informally review the performance of the Trustee, Plan Administrator or other persons to whom duties have been delegated or allocated by it.  Any person serving as Plan Administrator may resign upon thirty (30) days prior written notice to the Employer.  The Employer is authorized to remove any person serving as Plan Administrator at any time and in its sole discretion appoint a successor whenever a vacancy occurs.

14.2.       Plan Administrator:    The Plan Administrator is responsible for administering the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Plan Administrator will manage, operate and administer the Plan in accordance with the terms of the Plan and will have full power and authority to construe and resolve all questions arising in connection with the administration, interpretation, and application of the Plan.  Any determination by the Plan Administrator will be final and binding upon all persons, and unless it can be shown to be arbitrary and capricious will not be subject to “de novo” review.  The Plan Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in any manner and to any extent as it deems necessary to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction be nondiscriminatory and based upon principles consistent with the intent of the Plan to continue to be deemed a qualified plan under the terms of Code Section 401(a).  The Plan Administrator will have all powers necessary or appropriate to accomplish its duties under this Plan.

14.3.       Delegation of Powers:    The Plan Administrator may appoint such assistants or representatives as it deems necessary for the effective exercise of its duties.  The Plan Administrator may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate.

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14.4.       Trust Agreement

(a)        The Employer shall execute a Trust Agreement with a Trustee or Trustees chosen by the Employer to hold and manage the assets of the Trust Fund, and to receive, hold and disburse contributions, interest and other income for the purpose of paying the pensions under the Plan and the expenses incident to the operation and maintenance of the Plan.  From time to time, one or more investment managers may be appointed by the Employer to manage assets of the Trust Fund, which investment managers shall be solely responsible for investing, reinvesting and managing the assets of the Trust Fund.  A Trustee may also be an investment manager and in the absence of any separate agreement with an investment manager, the Trustee shall be the investment manager.

Each Trustee and investment manager so appointed shall acknowledge that it is a fiduciary within the meaning of ERISA, and shall be either (i) an investment advisor registered under the Investment Advisors Act of 1940, (ii) a bank as defined in the Investment Advisors Act of 1940, or (iii) an insurance company qualified to manager, acquire or dispose of assets under the laws of more than one state.

(b)        The Employer shall determine the form and terms of any Trust Agreement or investment management agreement, which may authorize the inclusion of obligations and stock of the Employer and its subsidiaries and affiliates among the investments of the Trust Fund (subject to the provisions of any applicable law), and which may authorize the pooling of the Trust Fund for investment purposes with other Internal Revenue Service qualified pension funds of the Employer and its subsidiaries and affiliates.  The Employer may modify such Trust Agreement or investment management agreement from time to time, or terminate them pursuant to the terms thereof.  In case of a conflict between the Plan and the Trust Agreement, the provisions of the Trust Agreement shall be deemed controlling.

14.5.       Appointment of Advisers:    The Plan Administrator may appoint counsel, specialists, advisers, and other persons as the Plan Administrator deems necessary or desirable in connection with the administration of the Plan.

14.6.       Records and Reports:    The Plan Administrator will keep a record of all actions taken.  In addition, it will keep all other books, records, and other data that are necessary for administration of the Plan, and it will be responsible for supplying all information and reports to

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Participants, Beneficiaries, the Internal Revenue Service, the Department of Labor and others as required by law.

14.7.       Information from Employer:    The Employer will supply the Plan Administrator with full and timely information on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, Disability, or termination of employment, and such other pertinent facts as the Plan Administrator may require from time to time. The Plan Administrator will advise the Trustee of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan.  The Plan Administrator and Trustee may rely on information supplied by the Employer and will have no duty or responding to verify the information.

14.8.       Majority Actions:    Except where there has been an allocation and delegation of administrative authority or where specifically expressed herein to the contrary, if there shall be more than one Plan Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign any documents on their behalf.

14.9.       Expenses:    All expenses and costs of administering the Plan may be paid out of the Trust Fund unless actually paid by the Employer.  Expenses will include any expenses incident to the functioning of the Plan Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan.  Until paid, the expenses will be considered a liability of the Trust Fund.  However, the Employer may reimburse the Trust Fund for any administrative expense incurred.  Any administrative expense paid to the Trust Fund as a reimbursement will not be considered an Employer contribution.

14.10.      Discretionary Acts:    Any discretionary actions of the Plan Administrator with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of stockholders, officers and Highly Compensated Employees.

14.11.      Responsibility of Fiduciaries:    The Plan Administrator and members of the Administrative Committee, and their assistants and representatives shall be free from all liability for their acts and conduct in the administration of the Plan except for acts of willful misconduct,

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provided, however, that the foregoing shall not relieve any of them from any liability for any responsibility, obligation or duty they may have pursuant to ERISA or the Code.

14.12.      Indemnity by Employer:    In the event of and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Employer shall indemnify and hold harmless, to the extent permitted by law, any individual Trustee, the Plan Administrator, and their assistants and representatives from any and all claims, demands, suits or proceedings which may in connection with the Plan or Trust Agreement be brought by the Employer’s Employees, Participants or their Beneficiaries or legal representatives, or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply to any such person for such person’s acts of willful misconduct in connection with the Plan or Trust Agreement.

14.13.      Claims Procedure:    Claims may be filed with the Plan Administrator.  Written or electronic notice of the disposition of a claim will be furnished to the claimant within ninety (90) days (or 180 days in the event of special circumstances, in which case written notice of the extension will be furnished to the claimant before the expiration of the initial ninety (90) day period) after the application is filed.  In addition, in the event the claim is denied, the Plan Administrator shall:

(a)        state the specific reason or reasons for the denial,

(b)        provide specific reference to pertinent Plan provisions on which the denial is based,

(c)        provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

(d)        explain the Plan’s claim review procedure as contained in this Plan.

Any claimant who has been denied a benefit by the Plan Administrator will be entitled to request the Plan Administrator to give further consideration to the claim by filing with the Plan Administrator a request for a hearing.  The request, together with a written statement of the reasons why the claimant believes the claim should be allowed, must be filed with the Plan Administrator within sixty (60) days after the claimant receives written or electronic notification from the Plan Administrator regarding the denial of the claimant’s claim.  The Plan

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Administrator may conduct a hearing within the next sixty (60) days, at which time the claimant may be represented by an attorney or any other representative of his or her choosing and at which time the claimant will have an opportunity to submit written and oral evidence and arguments in support of the claim.  At the hearing (or prior thereto upon five (5) business days written notice to the Plan Administrator) the claimant or his or her representative will have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance.  Either the claimant or the Plan Administrator may cause a court reporter to attend the hearing and record the proceedings, in which event a complete written transcript of the proceedings will be furnished to both parties by the court reporter.  The full expense of the court reporter and transcripts will be borne by the party causing the court reporter to attend the hearing.  A final decision as to the allowance of the claim will be made by the Plan Administrator within sixty (60) days of the Plan's receipt of a request for review, unless there has been an extension of time due to special circumstances (such as the need to hold a hearing), in which case a decision will be rendered as soon as possible but not later than 120 days after receipt of a request for review.  The final decision will be written and will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

14.14      Recovery of Benefit Overpayments:    If it is determined that any benefit(s) paid to a Participant or Beneficiary under the Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be given to such Participant or Beneficiary and the Participant or Beneficiary shall repay the amount.  If the Participant or Beneficiary fails to repay such amount of overpayment promptly, the Plan Administrator shall arrange to recover the amount of such overpayment from any other benefits then payable, or which may become payable, to the Participant or Beneficiary under the Plan.

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ARTICLE XV.

GENERAL

15.1.       Bonding:    Every fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000.  The amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is not preceding Plan Year, then by the amount of the funds to be handled during the then current year.  The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others.  The surety shall be a corporate surety company (as such term is used in ERISA Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor.  Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Plan Administrator, be paid from the Trust fund or by the Employer.

15.2.       Action by the Employer:    Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

15.3.       Employment Rights:    The Plan is not to be deemed to constitute a contract of employment between the Employer and any Participant or to be a consideration for, or an inducement or condition of, the employment of any Participant or Employee.  Nothing contained in the Plan is to be deemed

(a)        to give any Participant the right to be retained in the service of the Employer,

(b)        to interfere with the right of the Employer to discharge any Participant at any time,

(c)        to give the Employer the right to require any Employee to remain in its employ, or

(d)        to affect any Employee’s right to terminate employment at any time.

15.4.       Nonalienation of Benefits.

(a)        Except as permitted by section 401(a)(13) of the Code or (b) below, no benefit at any time under the Plan shall be subject in any manner to alienation, sale,

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transfer, assignment, pledge, attachment, or encumbrances of any kind.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether presently or thereafter payable shall be void.  No retirement benefit nor the Fund shall in any manner be liable for or subject to the debts or liability of any Employee, Terminated Vested Participant, Participant, Beneficiary or pensioner entitled to any retirement benefit.  If the Employee, Participant, former Participant, Beneficiary or pensioner shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefit under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Employer, in its discretion, may terminate such third party's interest in any such benefit, and hold or apply it to or for the benefit of such Employee, Participant, former Participant, Beneficiary or pensioner, his Spouse, children, or other dependent or any of them, in such manner as the Employer may deem proper.  This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1985.

(b)        For all judgments, orders or decrees issued, or settlements entered into, on or after August 5, 1997:

A Participant’s benefits provided under the Plan may be offset by an amount that the Participant is ordered or required to pay to the Plan if:

(i)        the order or requirement to repay arises (1) under a judgment of conviction for a crime involving such Plan, (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of the Employee Retirement Income Security Act of 1974, or (3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person,

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(ii)        the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the participant’s benefits provided under the Plan, and

(iii)        in a case in which distributions to the Participant are subject to the survivor annuity requirements of IRC section 401(a)(11), if the Participant has a spouse at the time at which the offset is to be made, the spouse has:  (1) either consented to the offset (with such consent obtained in accordance with the requirements of IRC section 417(a)) or previously elected to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity, (2) been ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B, or (3) retained the right to receive a survivor annuity form of benefit pursuant to IRC section 401(a)(11) under such judgment, order, decree or settlement.

15.5.       Governing Law:    This Plan will be construed and enforced according to ERISA and the laws of the state in which the Employer has its principal office, other than its laws respecting choice of law, to the extent not preempted by ERISA.

15.6.       Conformity to Applicable Law:    It is the intention of the Employer that the Plan and the trust established by the Employer to implement the Plan, be in compliance with the provisions of Sections 401 and 501 of the Code and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan shall be construed to effectuate such intention.

15.7.       Usage:    Any term used herein in the singular or plural or in the masculine, feminine or neuter form will be construed in the singular or plural, or in the masculine, feminine or neuter form as proper reading requires.

15.8.       Legal Action:    In the event any claim, suit, or proceeding is brought regarding the Plan or Trust for the Plan established hereunder to which the Trustee or the Plan Administrator may be a party, and the claim, suit, or proceeding is resolved in favor of the Trustee or Plan Administrator, they will be entitled to reimbursement from the Trust Fund for

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any and all costs, attorneys’ fees, and other expenses pertaining thereto incurred by them for which they will have been liable.

15.9.       Exclusive Benefit:      Except as provided below and otherwise specifically permitted by law, the Trust Fund maintained pursuant to the Plan may not be diverted to or used for other than the exclusive benefit of the Participants, retired Participants or their Beneficiaries.

15.10.     Prohibition Against Diversion of Funds:    Except as provided below and otherwise specifically permitted herein or by law, it shall be impossible by operation of the Plan by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of former or current Participants, retired Participants, or their Beneficiaries.

15.11.    Return of Contribution:    Employer contributions to the fund shall be irrevocable except as provided below:

(a)        In the event the Employer makes an excessive contribution because of a mistake of fact (pursuant to Section 403(c)(2)(A) of ERISA), the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustee thereupon will return the excessive amount to the Employer within the one-year period.  Earnings of the Plan attributable to the excess contribution will not be returned to the Employer but any losses attributable thereto will reduce the amount so returned.

(b)        In the event the Plan receives an adverse determination from the Commissioner of the Internal Revenue with respect to its initial qualification, any contribution made incident to the initial qualification by the Employer may be returned to the Employer within one-year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)        Notwithstanding any provisions of the Plan to the contrary, all contributions by the Employer are conditioned upon the deductibility of the contributions by the Employer under the Code and, to the extent any such deduction is disallowed, the

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Employer may, within one year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee must return the contribution within one year following the disallowance.  Earnings of the Plan attributable to the contribution for which such deduction is disallowed may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

15.12.    Employer’s Protective Clause:    Neither the Employer nor the Trustee, nor their successors, will be responsible for the validity of any insurance or annuity contract issued hereunder or for the failure on the part of the insurer to make payments provided by any contract, or for the action of any person which may delay payment or render a contract null and void or unenforceable in whole or in part.

15.13.    Insurer’s Protective Clause:    Any insurer who will issue contracts hereunder will not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan.  The insurer will be protected and held harmless in acting in accordance with any written direction of the Trustee, and will have no duty to see to the application of any funds paid to the Trustee, nor will be required to question any actions directed by the Trustee.

15.14.    Receipt and Release for Payments:    Any payment to a Participant, a Participant’s legal representative or Beneficiary, or to any guardian appointed for the Participant or Beneficiary will, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require the Participant, legal representative or Beneficiary or guardian, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Trustee or Employer.

15.15.    Headings:    The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

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ARTICLE XVI.

DEFINITIONS

For purposes of the Plan, the following words and phrases will have the following meaning unless a different meaning is expressly stated or ascribed to them in the Exhibit corresponding to the Participant’s classification and status.

16.1        Accrued Benefit:      The Retirement Benefit payable at Normal Retirement Age determined pursuant to the Exhibit corresponding to the Employee’s classification and status accrued as of any date.

Notwithstanding the above, a Participant’s Accrued Benefit derived from Employer contributions shall not be less than the minimum Accrued Benefit provided pursuant to the Section entitled “Minimum Benefit for Top-Heavy Plan.”

16.2.       Actuarial Equivalent:    The conversion to a form of benefit differing in time, period, or manner of payment from the specific benefit provided under the Article herein entitled “Plan Benefits” accomplished by applying the actuarial assumptions set forth in Schedule A attached to the Exhibit corresponding to the Employee’s classification and status.  Notwithstanding the preceding sentence, effective with the Plan Year beginning after December 31, 1997, the mortality table and the interest rate used for the purposes of determining an Actuarial Equivalent amount (other than non-decreasing life annuities payable for a period not less than the life of a Participant, or, in the case of a Qualified Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be the “Applicable Mortality Table” and the “Applicable Interest Rate” described below.

(1)        The “Applicable Mortality Table” means:

(a)        for Plan Years through 2007, the mortality table published in Revenue Ruling 95-6, which is based upon a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates determined under the 1983 Group Annuity Mortality Table, or such other mortality table as is prescribed under Section 417 of the Code.  Effective for distributions with Annuity Starting Dates on or after December 31, 2002, notwithstanding any other Plan provisions to the contrary, any reference in the Plan to the mortality table prescribed in Rev. Rul. 95-6 shall be construed as a reference to the mortality table prescribed in Rev. Rul. 2001-62 for all purposes under the Plan.

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(b)        for Plan Years 2008 and thereafter, the mortality table published in Revenue Ruling 2007-67, which is based upon a fixed blend of 50 percent of the static male combined mortality rates and 50 percent of the static female combined mortality rates published in proposed Treasury Regulation Section 1.430(h)(3)-1 for valuation dates occurring in 2008, or such other mortality table as is prescribed under Section 417 of the Code.

(2)        The “Applicable Interest Rate” means:

(a)        for Plan Years through 2007, the annual rate of interest on 30-year Treasury securities determined as of the second calendar month (the lookback month) preceding the first day of the Plan Year during which the Annuity Starting Date occurs.

(b)        for Plan Years 2008 and thereafter, the adjusted first, second, and third segment rates prescribed under Section 417 of the Code applied under rules similar to the rules of section 430(h)(2)(C) of the Code for the second calendar month preceding the Plan Year in which the Annuity Starting Date occurs.

The Applicable Interest Rate shall remain consistent for the Plan Year stability period.

Notwithstanding anything contained in the Plan to the contrary, a Participant’s Accrued Benefit shall not be considered to be reduced in violation of Code Section 411(d)(6) merely because of the above changes in the interest rate and mortality assumption used to calculate Actuarial Equivalent amounts.

16.3.       Administrative Committee:    The person or persons or entity appointed by the Plan Administrator to administer the Plan.

16.4.       Affiliated Employer:    The Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

16.5.       Aggregation Group:    Either a Required Aggregation Group or a Permissive Aggregation Group.

(a)        Required Aggregation Group:  The group of plans consisting of the following, which are required to be aggregated:

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(1)        all the plans of the Employer in which a Key Employee is a Participant during the Plan Year containing the Determination Date or any of the preceding four Plan Years; and

(2)        any other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410.

If the Required Aggregation Group is a Top-Heavy Group, all plans in the Required Aggregation Group in which the Determination Dates fall within the same calendar year will be considered Top-Heavy Plans.  If the Required Aggregation is not a Top-Heavy Group, no plan in the Required Aggregation Group will be considered a Top-Heavy Plan.

(b)        Permissive Aggregation Group:  The group of plans consisting of the following:

(1)        the Required Aggregation Group; and

(2)        any plan not in the Required Aggregation Group which the Employer wishes to treat as being aggregated with the Required Aggregation Group, provided that the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a) and 410.

If the Permissive Aggregation Group is a Top-Heavy Group, only those plans which are part of the Required Aggregation Group and in which the Determination Dates fall within the same calendar year will be considered Top-Heavy Plans.  If the Permissive Aggregation Group is not a Top-Heavy Group, then no plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan.

(c)        Any terminated plan maintained by the Employer within the last five Plan Years ending on the Determination Date will be included in determining the Aggregation Group.

16.6.       Anniversary Date:   The first day of the Plan Year.

16.7.       Annual Benefit:   The benefit payable annually under the terms of the Plan (exclusive of any benefit not required to be considered for purposes of applying the limitations of Code Section 415 to the Plan) payable in the form of a Straight Life Annuity with no ancillary

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benefits.  If the benefit under the Plan is payable in any other form, the Annual Benefit shall be adjusted to be the Actuarial Equivalent of a Straight Life Annuity.

16.8.       Annuity:    A single premium annuity contract or an annuity under a group annuity contract purchased by the Trustee on behalf of a Participant or Beneficiary from an insurance company for purposes of providing the benefits payable under the terms of the Plan.

16.9.       Annuity Starting Date:    The first day of the first period for which an amount is paid as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitles the Participant to such benefit.  In the case of a deferred annuity, the Annuity Starting Date shall be the date on which the annuity payments are scheduled to commence.

16.10.      Average Monthly Compensation:    See Exhibit corresponding to Participant’s classification and status.

16.11.      Beneficiary:

(a)        The last person or persons designated by the Participant to receive benefits payable under the Plan in the event of death.  In the event a Beneficiary is not designated, the Participant’s surviving Spouse will be the deemed Beneficiary.  If neither a designated Beneficiary nor the Participant’s Spouse survives the Participant the Participant’s estate will be deemed the Beneficiary.

(b)        Subject to the terms of any life insurance policy, any designated Beneficiary may be changed from time to time.  To change a beneficiary in a policy the Participant must inform the Plan Administrator and the Trustee in writing.  The Trustee must take immediate steps to complete the change with the insurer but will not be liable for any delay in making the change, unless caused by its gross negligence.  No change of Beneficiary will be binding upon the insurer until forms properly executed by the Trustee have been filed with and acknowledged by the insurer at its home office.

(c)        No designation of Beneficiary or change of designation of Beneficiary made under this Section will be effective until the Plan Administrator and the Trustee actually receive a written notice of such designation or change, signed by the Participant, and, if the Participant is married and the designated Beneficiary is not the Participant’s Spouse, consented to by the Participant’s Spouse.  The Spouse’s written consent will

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acknowledge the effect of the consent and will be witnessed by the Plan Administrator or by a notary public.

(d)        No spousal consent to a Beneficiary designation is required if

(1)        The Participant’s Spouse has waived the right to be the Participant’s Beneficiary and such waiver is in accordance with the last sentence of paragraph (c) above;

(2)        it is established to the satisfaction of the Plan Administrator that

(i)        the Participant has no Spouse, or

(ii)       the Participant’s Spouse cannot be located;

(3)        no spousal consent is required in accordance with applicable Treasury or Department of Labor Requirements.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Plan Administrator.  A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Plan Administrator.  However, the Participant’s Spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the Spouse had the right to limit consent only to a specific Beneficiary and that the Spouse voluntarily elected to relinquish such right.

16.12.      Break in Service:    A Period of Severance of at least twelve (12) consecutive months.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence will not constitute a Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

(1)        by reason of the pregnancy of the individual,

(2)        by reason of the birth of a child of the individual,

(3)        by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(4)        for purposes of caring for such child for a period beginning immediately following such birth or placement.

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If the Employer is a member of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code Section 414 (c)) or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder, service will be credited for any employment for any period of time for any other member of such group.  Service will also be credited for any individual required under Code Section 414(n) or 414(o) and the Regulations thereunder to be considered an Employee of any employer aggregated under Code Section 414(b), (c) or (m).

Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, no Break in Service shall occur if the sole basis for the Period of Severance is attributable to qualified military service as defined in Section 414(u) of the Code.

16.13.      Code:    The Internal Revenue Code of 1986, including any amendments thereto.

16.14.      Compensation:    A Participant’s wages and salaries received during the calendar year for personal services rendered to the Employer as an Employee in the Eligible Class, as may be modified in the Exhibit corresponding to the Employee’s classification and status.

Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement under Code Section 401(k), Section 402(e)(3) and Section 402(h), a simplified employee pension plan under Code Section 408(k), a cafeteria plan under Code Section 125 (including, effective for any Plan Years beginning after December 31, 1997, deemed Section 125 amounts not available to a Participant in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), a tax-deferred annuity under Code Section 403(b) or a qualified transportation program under Code Section 132(f).

For years beginning after December 31, 1988, the Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan for any Plan Year will not exceed $200,000, as adjusted under Code Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990.

Notwithstanding the foregoing,

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(i)        for Plan Years beginning after December 31, 1993, the Compensation of each Participant which may be taken into account under the Plan will not exceed $150,000, except as adjusted as follows.  For any Plan Year beginning after December 31, 1994, such $150,000 annual compensation limit shall be adjusted as provided under Code Section 415(d), except that such adjustments shall only be made in increments of $10,000, rounded down to the next lowest multiple of $10,000.  Notwithstanding the foregoing, if the Plan is maintained pursuant to one or more collective bargaining agreements ratified before August 10, 1993, the above provision limiting Compensation to $150,000 shall not apply to contributions made or benefits accrued pursuant to such collective bargaining agreements for Plan Years beginning before the earlier of:

(1)        January 1, 1997, or

(2)        the latest of

(a)        January 1, 1994, or

(b)        the date on which the last of such collective bargaining agreements terminates, without regard to any extension, amendment, or modification made on or after August 10, 1993.

(ii)        for Plan Years beginning after December 31, 2001, the Compensation taken into consideration under the Plan will be limited to $200,000.  For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior year shall be limited to $200,000.  The $200,000 limit on Compensation shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If the period for determining compensation used in calculating an Employee’s allocation for a determination period is a short plan year (i.e. shorter than 12 months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by the fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12.  In determining the compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply except in applying such rules, the term Family Member shall include only the Spouse of the Participant

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and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.  If, as a result of the application of such rules the adjusted, applicable annual compensation limit is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual’s compensation as determined under this Section prior to the application of this limitation or, the limitation shall be adjusted in accordance with any other method permitted by Regulation.

Notwithstanding anything to the contrary in this Plan, effective for Plan Years beginning after December 31, 1996, if an individual is employed by the Employer and is a member of the family of a 5-percent owner, then such individual shall be considered a separate Employee and any Compensation paid to such individual and any applicable contribution or benefit on behalf of such individual shall be treated as if it were attributable solely to that individual.  Except as provided in Treasury Regulations, this provision shall be applied in determining the Compensation of or contributions or benefits on behalf of any Employee for purposes of any section with respect to which a Highly Compensated Employee is defined by reference to Section 414(q) of the Code.  For purposes of determining whether an Employee is a Highly Compensated Employee for the 1997 Plan Year only, the family aggregation rules are considered to have been repealed for 1996.

If compensation for any prior determination period is taken into account in determining an Employee’s benefit for the current determination period, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year.  For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

For purposes of applying the limitations of Code Section 415, “Code Section 415 Compensation” will include the Participant’s wages, salaries, fees for professional service, (including for Plan Years beginning after December 31, 1997, elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Participant not includable in his or her gross income by reasons of Section 125 or Section 132 of the Code), and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation

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for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and, in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the Regulations thereunder, the Participant’s Earned Income (as described in Code Section 401(c)(2) and the Regulations thereunder)) paid during the Limitation Year.  “415 Compensation” will exclude:

(a)        Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b)        Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)        Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)        Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of Code Section 415, “415 Compensation” for a Limited Year is the compensation actually paid or includible in gross income during such Limitation Year.

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16.15.      Controlled Group:    Any group of business entities under common control, including but not limited to proprietorships and partnerships, or a controlled group of corporations within the meaning of Code Sections 414(b), (c) and (d).

16.16.      Determination Date:    For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year, the last day of that Plan Year.

16.17.      Direct Rollover:    A direct rollover is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

16.18.      Disability:    A bodily injury, disease or mental condition which prevents the individual from engaging in any employment or occupation for wage or profit on a continued and permanent basis for the remainder of the individual’s life, for which such individual is eligible for and receiving a disability benefit under Title II of the Federal Social Security Act.  The permanence and degree of such incapacity will be supported by medical evidence.  No Participant shall be deemed to have incurred a Disability, if disability results from engaging in a criminal act, a self-inflicted injury, service in the armed forces of any county, or war, insurrection or rebellion.

16.19.      Distributee:   A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

16.20.      Earliest Retirement Date:    The earliest date on which the Participant could elect to receive retirement benefits under the Plan.

16.21.      Early Retirement Age:    The age on which a Participant shall have attained the age and completed the requisite Years of Service as set forth in the Exhibit corresponding to the Participant’s classification and status.

16.22.      Early Retirement Date:    The first day of the month next following a Participant’s attainment of Early Retirement Age on which the Participant elects to begin receiving his retirement benefits hereunder.

16.23.      Eligible Class:

(a)  With respect to benefits described in Exhibit A:  Employment as a salaried Employee who receives a regular stated compensation other than a

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retirement payment, retainer or fee, at one of the following participating divisions or locations of Amphenol Corporation or another Participating Employer:

Spectra Strip, Hamden, Connecticut (Spectra Strip)

Amphenol RF, Danbury, Connecticut (Non Spectra Strip)

Amphenol Fiber Optic Product, Lisle, Illinois (Non Spectra Strip)

Amphenol Tuchel Electronics, Canton, MI (Non Spectra Strip)

Amphenol Interconnect Product Company, Endicott, New York (Non Spectra Strip)

Amphenol Cable on Demand (Non Spectra Strip)

Amphenol RF Severna Operations (closed division) (Non Spectra Strip)

Notwithstanding the foregoing, or anything herein to the contrary, Eligible Class shall exclude:

(i)        Any person in any other Eligible Class currently accruing credits under the Plan or any other defined benefit pension plan to which the Employer or any Affiliated Employer is contributing;

(ii)       Any employee whose conditions of employment are determined by collective bargaining, unless such employment shall be included in the Plan by the express terms of a collective bargaining agreement;

(iii)      Any person whose employment is not for at least 1,000 Hours of Service during any Plan Year;

(iv)      Any Employee of a Foreign Subsidiary if such Employee is not a citizen of the United States;

(v)       Any Employee of a Foreign Subsidiary if contributions under a funded plan of deferred compensation are provided by a person or corporation, other than the Employer, with respect to the remuneration paid to such Employee by such Foreign Subsidiary; and

(vi)      Any Employee of a Foreign Subsidiary if such Employee was not transferred by the Employer to employment with the Foreign Subsidiary directly from employment with the Employer.

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(b)  With respect to benefits described in Exhibit B:  Employees employed on an hourly basis at one of the following participating division or locations of Amphenol Corporation or another Participating Employer:

Hourly Employees of Spectra Strip, Hamden, Connecticut (Spectra Strip Hourly Pension)

Hourly Employees of Amphenol RF Severna Operations (Teamsters Local 97) (closed division) (Non Spectra Strip Hourly Severna)

Hourly Employees of RF Danbury Employees (International Brotherhood of Electrical Works, Local 2015, AFL-CIO) (Non Spectra Strip Hourly - Danbury)

Hourly Employees of Amphenol Interconnect Products (Non Spectra Strip Hourly - Endicott)

Hourly Employees of Amphenol Cable on Demand (Non Spectra Strip Hourly - Endicott)

Hourly Employees of Amphenol Fiber Optics Products (Non Spectra Strip Hourly - Lisle)

Notwithstanding the foregoing, or anything herein to the contrary, Eligible Class shall exclude:

(i)        Any Employee in any other Eligible Class who is an active participant of the Plan or any plan maintained by a Participating Employer;

(ii)       Any Employee whose conditions of employment are determined by collective bargaining, unless such Employee shall be included in the Plan by the express terms of a collective bargaining agreement;

(iii)      Any Employee who is not a Spectra Strip Employee whose regularly scheduled employment is for less than 1,000 Hours of Service during a Plan Year;

(iv)      Any Employee of a Foreign Subsidiary if such Employee is not a citizen of the United States; and

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(v)      Any Employee of a Foreign Subsidiary if contributions under a funded plan of deferred compensation are provided by any person or corporation, other than the Employer, with respect to the remuneration paid to such Employee by such Foreign Subsidiary; and

(vi)      Any Employee of a Foreign Subsidiary if such Employee was not transferred by the Employer to employment with the Foreign Subsidiary directly from employment with the Employer.

(c)        With respect to benefits described in Exhibit C:  Employment on the salaried payroll of LPL Technologies, Inc., Times Fiber Communications, Inc. or Amphenol Corporation Headquarters; excluding, however any Amphenol operations employee hired prior to June 1, 1987.

(d)        With respect to any benefits described in Exhibit D:  Hourly Employees at a participating division or location of Times Fiber Communications, Inc. (Chatham, Virginia, Phoenix, Arizona and Liberty, North Carolina).

(e)        With respect to any benefits described in Exhibit E:  Salaried Employees of Sine Systems*Pyle Connectors Corporation who shall have been employed at Pyle-National, Inc. on the date before the date of the merger with The Sine Companies, Inc.

(f)        With respect to benefits described in Exhibit F:  Employment at the Pyle-National Division, represented by the General Service Employees’ Union, Local No. 73 of the Service Employees’ International Union, AFL-CIO.

(g)        With respect to benefits described in Exhibit G:  Employment as a salaried Employee at a participating division or location of Amphenol Aerospace Operations.

(h)        With respect to benefits described in Exhibit H:  Employment at a participating division or location of Amphenol Aerospace Operations on an hourly basis, including employment as an hourly rated person on incentive pay plan, within the scope of the collective bargaining agreement between the Employer and the Participating Unit.

16.24.      Eligible Retirement Plan:

(a)        An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a)

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of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

(b)        Effective after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(c)        Effective after December 31, 2007, a Participant or Beneficiary may elect to roll over directly an Eligible Rollover Distribution to a Roth IRA described in Code Section 408A(b).  For this purpose, the term Eligible Rollover Distribution includes a rollover distribution of after-tax contributions, if applicable.

16.25.      Eligible Rollover Distribution:

(a)        Any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)        Notwithstanding (a) above, effective after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined

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contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Effective after December 31, 2006, such portion also may be paid to such a 403(b) plan.

16.26.      Employee:    Any person in the employ of the Employer or of any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code, excluding any person who is designated, or otherwise determined to be:  (i) an independent contractor, regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law, or (ii) a member of the substitute work force, as distinguished from a regular full-time or part-time employee, that is a separate employment classification based on availability of work.

The term Employee will also include any Leased Employee deemed to be an Employee of any employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

16.27.      Employer:  Amphenol Corporation, any successor which will maintain this Plan and any predecessor which has maintained this Plan.  The Employer is a corporation, with principal offices in the State of Connecticut.

16.28.      Employment Commencement Date:The date the Employee first performs an Hour of Service for the Employer.

16.29.      Exhibit:  The attachment to this Plan which forms a part of this Plan which describes the benefits, rights and features applicable to Employees within a certain Eligible Class.  Notwithstanding the distinct benefit structures, rights and features described in any

Exhibit, the Plan is to be treated as a single plan as described in Regulation Section 1.414(1)-1(b)(1) and all provisions shall be construed in a manner consistent with such treatment.

16.30.      ERISA:  The Employee Retirement Income Act of 1974, as it may from time to time be amended or supplemented.

16.31.      Family Member:The Employee’s spouse, any of the Employee’s lineal descendants and ascendants and the spouses of the Employee’s lineal descendants and ascendants, all as described in Code Section 414(q)(6)(B).

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16.32.      Fiscal Year:     The Employer’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

16.33.      Foreign Subsidiary:    Any corporation organized or created otherwise than in or under the laws of the United States or any State therein or territory thereof if:

(a)        twenty percent (20%) or more of such foreign corporation’s voting stock is owned by the Employer; or

(b)        fifty percent (50%) or more of such foreign corporation’s voting stock is owned by a foreign corporation described in subparagraph (a) immediately above; provided, in either case, that an agreement which remains in effect has been entered into by the Employer to have the insurance system established under Title II of the Social Security Act, as amended, extended to cover all United States citizens who are employed by such foreign corporation; and it is not an Affiliated Employer.

16.34.      Forfeiture:    That portion of a Participant’s Accrued Benefit that is not vested, and occurs on the earlier of:

(a)        the distribution of the entire vested portion of a Participant’s Accrued Benefit; or

(b)        the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

Furthermore, for purposes of paragraph (a) above, in the case of a Participant who has terminated employment with the Employer, and whose vested Accrued Benefit is zero, such Participant shall be deemed to have received a distribution of his vested Accrued Benefit upon his termination of employment.  In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

16.35.      Highly Compensated Employee:

An Employee who, on the snapshot day:

(a)        is a five percent (5%) owner (as defined in the definition of “Key Employee”);

(b)        received Compensation from the Employer in excess of the amount set forth in Code Section 414(q)(1)(B) (as adjusted pursuant to Section 415(d) of the Code);

(c)        received Compensation from the Employer in excess of the amount set forth in Code Section 414(q)(1)(C) and was a member of the Top-Paid Group; or

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(d)        was an officer of the Employer described in Code Section 414(q)(1)(D).

Notwithstanding the above, for Plan Years beginning after December 31, 1996 (except that for purposes of determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning in 1997, this provision shall be treated as having been in effect for Plan Years beginning in 1996), “Highly Compensated Employee” means any employee who:

(a)        was a 5-percent owner at any time during the Plan Year or the preceding year, or

(b)        for the preceding year had Compensation from the Employer in excess of $80,000.

If the determination on Employee’s status as a Highly Compensated Employee is made earlier than the last day of the Plan Year, Compensation shall be projected for the Plan Year under a reasonable method established by the Employer.

In the event there are Employees not employed on the snapshot day that are taken into account for purposes of the “nondiscrimination requirements” identified in Rev. Proc. 93-42, the term Highly Compensated Employee shall include any eligible Employee for the Plan Year who:

(a)        terminated employment prior to the snapshot day and was a Highly Compensated Employee in the prior year;

(b)        terminated prior to the snapshot day and

(i)        was a five percent (5%) owner;

(ii)       has Compensation for the Plan Year greater than or equal to the projected Compensation of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are Highly Compensated Employees solely because they are five percent (5%) owners or officers); or

(iii)      is an officer and has Compensation greater than or equal to the projected Compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.

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In applying the above method in determining Highly Compensated Employees, the terms and provisions of Regulation Section 1.414(q)-IT shall apply to the extent that they are not inconsistent with the methods specifically provided above and in Rev. Proc. 93-42.

16.36.      Highly Compensated Participant:   A Highly Compensated Employee who has satisfied the eligibility requirements and is participating in the Plan.

16.37.      Hours of Service:

(1)        Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours will be credited to the Employee for the computation period in which the duties are performed.

(2)        Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence, during the applicable computation period.  These hours include the normally scheduled work hours for the Employee during the first six (6) months of disability or while the Employee is receiving any short-term or long-term disability benefits under any insured or non-insured disability plan to which the Employer contributes.  Notwithstanding the above,

(a)        no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b)        an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purposes of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and

(c)        Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or

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indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(3)        Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3).  These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(4)        Each hour of the normally scheduled work hours for each week during any period the Employee is on any leave of absence from work with the Employer for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veteran’s reemployment rights: provided, however, if the Employee fails to report to work at the end of such leave during which the Employee has reemployment rights, the Employee shall not receive credit for hours on such leave.

(5)        The number of normally scheduled work hours for each day of authorized leave of absence, granted by the Employer for which the Employee is not compensated.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414 (c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the Regulations thereunder.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the Regulations thereunder.

The provisions of Department of Labor Regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

Solely to determine whether a one Year Break in Service has occurred for eligibility or vesting purposes for an Employee who is absent on maternity or paternity leave, a

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Break in Service will not be deemed to occur until the second anniversary of the first day of the maternity or paternity leave.  The period between the first and second anniversaries of the maternity or paternity leave neither counts as a Break in Service nor as a Year of Service.

Service will be determined on the basis of actual hours for which an Employee is paid or entitled to payment.  When no time records are available, the Employee shall be given credit for Hours of Service based on the number of normally scheduled work hours for each week the Employee is on the Employer’s payroll (which shall not be less than 40 hours per week for exempt salaried Employees), as determined in accordance with reasonable standards and policies from time to time adopted by the Plan Administrator pursuant to Department of Labor Regulations Section 2530.200b-2(b) and (c).

16.38.      Inactive Participants:    A former active Participant who has an Accrued Benefit.

16.39.      Key Employee:    For Plan Years beginning after December 31, 2001, Key Employee means any Employee or former Employee who at any time during the Plan Year containing the Determination Date was (1) an officer of the Employer having an annual compensation greater than $130,000 (as adjusted under section 416(i)(1) for Plan Years beginning after December 31, 2002); (2) a five percent owner of the Employer; or (3) a one percent owner of the Employer who has annual compensation of more than $150,000.  Annual compensation means compensation as defined in section 415(c)(3) of the Code.  For purposes of determining five percent and one-percent owners, the rules of subsections (b), (c) and (m) of section 414 of the Code do not apply.  For purposes of this Section, Beneficiaries of any Employee or former Employee acquire the character of said employee who performed service for the Employer, and the benefits inherited under the Plan by a Beneficiary will retain the character of the benefits of the Employee who performed the services for the Employer.  The determination of who is a Key Employee will in all cases be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

16.40.      Late Retirement Date:    The first day of the month coinciding with or next following the date the Participant retires after attaining his or her Normal Retirement Age.

16.41.      Leased Employee:    Any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) services of a type historically performed by

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employees in the business field of the Employer on a substantially full-time basis for a period of at least one year.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by the Employer.

Notwithstanding the aforesaid, for Plan Years beginning after December 31, 1996, for all purposes in the Plan, “Leased Employee” means any person who is not a common law employee of the recipient and who provides services to the recipient if:

(a)        such services are provided pursuant to an agreement between the recipient and any other person (in this Section referred to as the “Leasing Organization”);

(b)        such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one (1) year; and

(c)        such services are performed under primary direction or control by the recipient.

A Leased Employee will not be considered an Employee of the Employer if:

(a)        such Leased Employee is covered by a money purchase pension plan providing:

(1)        a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code,

(2)        immediate participation, and

(3)        full and immediate vesting; and

(b)        Leased Employees do not constitute more than twenty percent (20%) of the Employer’s Non-Highly Compensated Employees.

16.42.      Limitation Year:    The Plan Year.

16.43.      Non-Highly Compensated Employee:

Any Employee who is not a Highly Compensated Employee.

16.44.      Non-Key Employee:    Any Employee who is not a Key Employee.

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16.45.      Normal Form of Benefit:    The form of benefit set forth in the Exhibit corresponding to the Participant’s classification and status.

16.46.      Normal Retirement Age:    Age sixty-five (65), or such other age set forth in Exhibit corresponding to the Participant’s classification and status.

16.47.      Normal Retirement Date:    The first day of the month coinciding with or next following the date a Participant attains Normal Retirement Age.

16.48.      Participant:      Any Employee who has satisfied the eligibility requirements and is participating in the Plan.

16.49.      Participating Employer:    Any corporation or entity, other than the Employer, whether an affiliate or subsidiary of the Employer or not, who, with the consent of the Employer and the Trustee, adopts the Plan and all of the provisions hereof by a properly executed document evidencing said intent of such Participating Employer.

16.50.      Period of Military Duty:    The period of time from the date the Employee was first absent from active work for the Employer because of duty in the armed forces of the United States to the date the Employee was re-employed by the Employer at a time when the Employee had a right to re-employment in accordance with seniority rights as protected under Section 2021 through 2026 of Title 38 of the U.S. Code.

16.51.      Period of Service:    The aggregate of all time period(s) commencing with the Employee’s Employment Commencement Date and ending on the date a Break in Service begins.

16.52.      Period of Severance:    A continuous period of time of at least twelve (12) months during which the Employee is not employed by the Employer.  Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

16.53     Plan:   The Employer’s qualified retirement plan as set forth in this document, including the Exhibits attached hereto and made a part hereof and as hereafter amended, known as the Pension Plan for Employees of Amphenol Corporation.

Effective February 12, 1975, the Eltra Corporation Pension Plan for Salaried Employees was formed by the merger of the seven pension plans then sponsored by the Eltra Corporation.  Effective December 31 1979, this plan was amended to provide benefits to Spectra Strip

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employees.  Effective January 1, 1982, this plan was renamed the Bunker Ramo/Eltra Corporation Pension Plan for Salaried Employees – former Eltra Salaried Plan (the “Eltra Plan”).

Effective January 1, 1976, the Bunker Ramo Profit Sharing Retirement Plan (the “Profit Sharing Plan”) was integrated and merged with the Bunker Ramo Corporation Pension Plan, which was subsequently renamed the Bunker Ramo/Eltra Corporation Pension Plan for Salaried Employees (the “Bunker Plan”).

Effective December 9, 1985, all assets and liabilities of the Bunker Plan, except for those related to active employees, were spunoff into the Bunker Ramo/Eltra Corporation Retirement Plan (“B/E Retirement Plan”).

Effective December 30, 1985, all assets and liabilities of the Eltra Plan, except for those related to active and former employees of the Mergenthaler and Spectra Strip divisions, were spunoff into five additional plans, one of which was the NARCO Retirement Plan (“NARCO Plan”).

Effective June 17, 1986, the Eltra Plan was merged with the Bunker Plan, with each plan’s structure preserved.  Effective August 1, 1986, the merged plan was renamed the Allied Corporation Pension Plan for Salaried Employees (the “Allied Plan”).

Prior to December 10, 1986, all liabilities and assets of the Bunker Ramo/Eltra Corporation Pension Plan for Hourly Rated Mergenthaler Employees Represented by Local 365 UAW (the “Mergenthaler Plan”) were merged into the Allied Plan, with benefits for active participants equal to those under the Eltra Plan.

Prior to December 31, 1986, all liabilities and certain assets of the NARCO Plan and the B/E Retirement Plan were merged into the Allied Plan.

Effective January 1, 1987, assets and liabilities related to active, terminated and retired employees of the Amphenol Corporation were spun off to the Salaried Employees’ Pension Plan of the Amphenol Corporation.

Effective January 1, 1987, assets and liabilities related to active, terminated and retired employees of the Linotype Company were spun off to the Linotype Company Pension Plan.

Effective December 31, 1997, all liabilities and assets of the defined benefit pension plans then sponsored by the Employer and its affiliates were merged with the Plan (formerly known as the Salaried Employees Pension Plan of Amphenol Corporation) which was subsequently renamed Pension Plan for Employees of Amphenol Corporation.

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16.54.      Plan Administrator:    The Employer or such persons or entities designated by the Employer to administer the Plan on behalf of the Employer.  The Plan Administrator shall be a named “fiduciary”, as referred to in Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan.

16.55.      Plan Year:    The 12-consecutive month period designated by the Employer beginning January 1 of each year ending the following December 31.

16.56.      Predecessor Employer:    A firm absorbed by the Employer by change of name, merger, acquisition or a change of corporate status, or a firm of which the Employer was once a part.

16.57.      Present Value of Accrued Benefit:    The lump sum value of a Participant’s Accrued Benefit at a valuation date, calculated by reference to the actuarial assumptions set forth in Schedule A attended to the corresponding Exhibit hereto.

16.58.      Primary Social Security Retirement Benefit:    A Participant’s Primary Social Security Retirement Benefit is the estimated Primary Insurance Amount to which the Participant is entitled at his Normal Retirement Date of Late Retirement Date, if later.  If a Participant’s Normal Retirement Date or Late Retirement Date precedes his Social Security Retirement Age, his Primary Insurance Amount will be decreased by the applicable reduction factor provided under Title II of the federal Social Security Act for the period between Normal Retirement Date or Late Retirement Date and his Social Security Retirement Age.  If a Participant retires after his Social Security Retirement Age, his Primary Insurance Amount will be increased by the applicable delayed retirement credit provided under Title II of the federal Social Security Act for the period between his Social Security Retirement Age and his actual retirement date or age seventy (70), whichever is earlier.  The failure of the Participant to receive such amount or any portion thereof for whatever reason shall be disregarded.  When determining the Participant’s Primary Insurance Amount, it will be assumed that the Participant received Compensation for all prior years by applying a retrospective salary scale to the Participant’s Compensation which he received during the plan year preceding his last day of employment.  This retrospective salary scale will be based on the actual past changes in the national average wages from year to year as determined by the Social Security Administration.  The application of this retrospective salary scale to the Participant’s Compensation which he received during the plan year preceding his last day of employment will produce an estimate of Compensation from the Participant’s last day of employment backwards to the calendar year of the Participant’s eighteen birthday.  If a Participant’s last day of employment occurs before his 65th birthday, his Compensation which he received during the plan year preceding his last day of

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employment will be assumed to continue from his last day of employment to his 65th birthday for purposes of determining his Primary Insurance Amount.  However, if the Participant provides the Employer with satisfactory evidence of the Participant’s actual past compensation for such prior years and if such past compensation is treated as wages under the Social Security Act, the Plan must use such actual past compensation.  The Plan must provide written notice to each Participant of the Participant’s right to supply actual compensation history and of the financial consequences of failing to supply such history.  The notice must be given each time the summary plan description is provided to the Participant and must also be given upon the Participant’s separation from service.  The notice must also state that the Participant can obtain the actual compensation history from the Social Security Administration.

16.59.      Qualified Domestic Relations Order:  A signed domestic relations order issued by a state court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant’s Accrued Benefit and which meets the requirements of Code Section 414(p).

16.60.      Qualified Joint and Survivor Annuity:    An annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Participant’s Spouse, and which is the Actuarial Equivalent of the Normal Form of Benefit.

16.61.      Qualified Pre-Retirement Survivor Annuity:    An annuity form of payment for the life of the surviving Spouse of the Participant who dies prior to his Annuity Starting Date in an amount equal to the benefit that would have been payable if the Participant had:

(a)        separated from service on the date of death (or date of separation from service, if earlier),

(b)        survived to the Earliest Retirement Age,

(c)        retired as of the Earliest Retirement Age with an immediate Qualified Joint and Survivor Annuity, and

(d)        died on the day after the Earliest Retirement Age.

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16.62.      Re-employment Commencement Date:    The date the Employee is first credited with an Hour of Service for performing duties following a Break in Service or Period of Severance.

16.63.      Re-entry Date:   The date an Inactive Participant re-enters the Plan.

16.64.      Regulation:    Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

16.65.      Retirement:    Termination of employment while in the Eligible Class:

(a)        after the Participant attains Normal Retirement Age;

(b)        after the Participant attains Early Retirement Age; or

(c)        due to disability.

16.66.      Social Security Retirement Age:    The age used as the retirement age under Section 216(I) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216 (I)(2) of such Act were sixty-two (62).

16.67.     Spouse:  A Participant’s legally married spouse, or surviving legally married spouse; provided that a person who was formerly legally married to a Participant will be treated as the Spouse or Surviving Spouse, and a person who is currently legally married to a Participant will not be treated as the spouse or surviving Spouse, to the extent provided under a Qualified Domestic Relations Order.

16.68.     Straight Life Annuity:    An annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

16.69.     Super Top-Heavy Plan:    This Plan for any Plan Year in which, as of the Determination Date, “90%” were substituted for “60%” where it appears in the definition of “Top-Heavy Plan”.

16.70.     Top-Heavy Group:    Any Aggregation Group for which the sum as of the Determination Date of

(a)        the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group, and

(b)        the aggregate of the accrued benefit of Key Employees under all defined contribution plans in the Aggregation Group, exceeds sixty percent (60%) of the similar sum determined for all Employees.

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16.71.     Top-Heavy Plan:  This Plan for any Plan Year in which, as of the Determination Date, the sum of:

(a)        the Accrued Benefits of Key Employees under this Plan and any other defined benefit plan of the Employer which is included with this Plan in an Aggregation Group, plus

(b)        the present value of the cumulative accrued benefits for Key Employees under any defined contribution pension plan of Employer which is included with this Plan in an Aggregation Group, exceeds sixty percent (60%) of a similar sum determined for all Key Employees and Non-Key Employees.

To the extent required by Code Section 416(g)(3), distributions from such plans during the five-year period ending on the Determination Date will be added to said Accrued Benefits and said aggregate of present values of the cumulative accrued benefits (both for Key Employees and all Key Employees and Non-Key Employees).

For purposes of this Section and to the extent required by Code Section 416(g)(4)(A) and (B), rollover contributions or similar transfers initiated by an Employee and made after December 31, 1983, and benefits and accounts of an Employee who was a Key Employee but who will have ceased to be a Key Employee will not be taken into account for purposes of determining whether the Plan is a Top-Heavy Plan.

To the extent required by Code Section 416(g)(4)(E), if an Employee has not performed services for the Employer at any time during the five (5) year period ending on the Determination Date, any Accrued Benefits and present value of cumulative accrued benefits for such Employee will not be taken into account in determining whether the Plan is a Top-Heavy Plan.

16.72.     Top-Heavy Ratio:

(a)        If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, and the present value of accrued

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benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, and the present value of accrued benefits under the defined plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

(b)        For purposes of paragraph (a) above the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder.  Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applied for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(I)(C) of the Code.

For Plan Years beginning after December 31, 2001, the present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be

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increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

16.73.     Top-Paid Group:    The group consisting of the top twenty percent (20%) of Employees when ranked on the basis of Compensation paid during such year.  For purposes of determining the number of Employees in the group (but not for purposes of determining who is in it), the following Employees will be excluded:

(a)        Employees who have not completed six (6) months of service with the Employer.

(b)        Employees who normally work for the Employer less than seventeen and one-half (17 ½) hours per week.

(c)        Employees who normally do not work for the Employer more than six (6) months during any Plan Year.

(d)        Employees who have not attained age twenty-one (21).

(e)        Employees included in a collective bargaining unit who are covered by an agreement between Employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining, provided that ninety percent (90%) or more of the Employer’s Employees are covered by this agreement.

(f)        Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States.

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16.74.     Trust Agreement.    The instrument executed by the Employer and the Trustee fixing the rights and liabilities of each with respect to holding and administering Plan assets for the purposes of the Plan.

16.75.     Trust Fund.    The assets of the Plan as held and administered by the Trustee.

16.76.     Trustee.    The trustees named in the Trust Agreement and their successors.

16.77.     Valuation Date.    The Anniversary Date of the Plan or such other date as agreed to by the Employer and the Trustee on which Participant Accrued Benefits are revalued.

16.78.     Year of Accrual Service:    As defined in the Exhibit corresponding to the Participant’s classification and status; provided, however, effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, including any Exhibit, service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

16.79.     Year of Eligibility Service:    A twelve (12) consecutive month period (computation period) described in the Exhibit corresponding to the Employee’s classification and status; provided, however, effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, including any Exhibit, service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

16.80.     Year of Service:  The total years of employment of an Employee with the Employer commencing with the Employee’s Employment Commencement Date, and ending with the date such Employee Quits, retires, or is discharged or released, or the date of expiration of an Employee’s authorized leave of absence; provided, however, effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, including any Exhibit, service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

The computation period shall be the twelve (12) month period commencing of the Employee’s Employment Commencement Date or Re-Employment Commencement Date, and anniversaries thereof unless a different computation period is expressly stated.

16.81.     Year of Vesting Service:    As defined in the Exhibit corresponding to the Employee’s classification and status; provided, however, effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, including any Exhibit, service credit

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with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

The computation period shall be the twelve (12) month period commencing on the Employee’s Employment Commencement Date or Re-Employment Commencement Date, and anniversaries thereof unless a different computation period is expressly stated.

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